                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) -- June 15, 1998



                           REGENT COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)



         DELAWARE                0-15392                        31-1492857
(State of other jurisdiction   (Commission                     (IRS Employer
      of incorporation)        File Number)                  Identification No.)



                          50 EAST RIVERCENTER BOULEVARD
                                    SUITE 180
                            COVINGTON, KENTUCKY 41011
                    (Address of principal executive offices)


                                 (606) 292-0030
              (Registrant's telephone number, including area code)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.

         On June 15, 1998, Regent Communications, Inc. (the "Company") acquired control of 31 radio stations located in California, Arizona, Michigan and Ohio through acquisitions of assets or stock for cash or by way of merger transactions. The cash needed for these transactions was provided by bank financing from the Company's senior credit facility with Bank of Montreal, Chicago Branch, General Electric Capital Corporation and Bank One, Indianapolis, NA, and by the proceeds from the sale of shares of the Company's convertible preferred stock, most of which having full voting rights. Additional shares of the Company's convertible preferred stock with full voting rights were issued in the merger transactions.

         Prior to these transactions, approximately 51.5% of the Company's outstanding voting stock was held by Terry S. Jacobs. As a result of these transactions, Mr. Jacobs now holds approximately 5.8% of the outstanding voting stock of the Company. The Company's voting stock is now dispersed among numerous stockholders with no single stockholder holding a majority. The Company's largest single stockholder is Blue Chip Capital Fund II Limited Partnership ("Blue Chip"), which holds 1,702,718 shares of the Series C Convertible Preferred Stock of the Company, representing approximately 23% of the Company's outstanding voting stock. John H. Wyant is a beneficial owner and manager of the general partner of Blue Chip as well as a beneficial owner and manager of the general partner of Miami Valley Venture Fund L.P. ("Miami Valley"), which holds 300,479 shares of the Series C Convertible Preferred Stock of the Company. All of these shares of Series C Convertible Preferred Stock were issued in exchange for shares of common stock of Faircom Inc. in the merger of Faircom Inc. with the Company on June 15, 1998. See Item 2 below. The Faircom Inc. common stock was acquired by Blue Chip and Miami Valley upon conversion prior to the merger of $7,500,000 in principal amount of subordinated notes of Faircom Inc. Together, Blue Chip and Miami Valley hold approximately 27% of the Company's outstanding voting stock.

         The Company's next largest stockholder is Waller-Sutton Media Partners, L.P. ("Waller-Sutton"), which purchased on June 15, 1998 1,000,000 shares of the Series F Convertible Preferred Stock of the Company for $5,000,000 and acquired an additional 400,640 shares of the Series C Convertible Preferred Stock of the Company by having purchased for $1,500,000 certain subordinated notes of Faircom Inc. which were ultimately converted into the Company's Series C Convertible Preferred Stock in the merger of Faircom with the Company. See Item 2 below. Waller-Sutton is managed by Waller-Sutton Management Group, Inc., of which William H. Ingram is Chairman of the Board of Directors. Mr. Ingram holds personally 50,000 shares of the Series F Convertible Preferred Stock of the Company which he acquired on June 15, 1998 at $5.00 per share. These combined holdings of Waller-Sutton and Mr. Ingram constitute approximately 19.5% of the outstanding voting shares of the Company, not including warrants held by Waller-Sutton and Mr. Ingram to purchase a total of 660,000 shares of the Company's common stock for $5.00 per share. The exercise of these warrants could increase Waller-Sutton's and Mr. Ingram's combined voting interest in the Company to approximately 26%. Waller-Sutton and Mr. Ingram have agreed, subject to certain conditions, to purchase an additional 1,050,000 shares of the Series F Convertible Preferred Stock of the Company at $5.00 per share to finance future acquisitions. Should this purchase occur, Waller-Sutton's and Mr.

Ingram's combined voting interest in the Company, assuming exercise of their warrants in full, could increase to approximately 30.7%.

         In conjunction with these transactions, holders of approximately 82% of the outstanding voting stock of the Company entered into a Second Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") by which the parties to the Stockholders' Agreement agreed to vote all of their shares for the election of a specific group of seven individuals (to be identified from time to time) as the Board of Directors of the Company. Initially, this group will consist of Terry S. Jacobs, William L. Stakelin, Joel M. Fairman, William
H. Ingram, Richard Patterson, R. Glen Mayfield, and John H. Wyant, and the voting agreements contained in the Stockholders' Agreement will assure their election. These voting agreements are to remain in effect until the Company has completed an underwritten public offering of the Company's common stock at not less than $12.00 per share (equitably adjusted for any stock splits, reverse stock splits, or stock dividends) and generating not less than $25,000,000 of gross proceeds to the Company (excluding the effect of any over-allotment option).

         Under the terms of the Stockholders' Agreement, the Company has agreed that, for so long as Waller-Sutton and the other purchasers of the Series F Convertible Preferred Stock of the Company, and their permitted transferees, own 10% or more of the voting stock of the Company, the Company may not take or permit to occur (and the parties to the Stockholders' Agreement will not consent to, authorize or vote for) any of the following events or actions, unless such has been approved in advance, in writing, by Waller-Sutton:

                  (a) any merger or consolidation of the Company with any other entity, and any merger or consolidation of any subsidiary of the Company with any other entity other than the Company or another wholly-owned subsidiary of the Company;

                  (b) the purchase or lease by the Company or any subsidiary thereof of any business or assets, other than the purchase or lease of assets in the ordinary course of business (not to include the purchase or lease of any radio broadcasting station or Federal Communications Commission ("FCC") license), or the execution of any agreement providing for the purchase, lease, construction or management of or in respect of radio broadcasting stations (including time brokerage agreements and local marketing agreements and the like);

                  (c) the sale of any assets of the Company or any subsidiary thereof, or the execution of any agreement in respect thereof (other than the sale of advertising time and excess or obsolete furniture, fixtures or equipment in the ordinary course of business);

                  (d) the issuance or sale of any equity or debt securities of the Company or any subsidiary thereof or any rights to acquire any of such equity or debt securities (including options and warrants) or the issuance or sale of stock appreciation or other "phantom" stock rights, other than permitted issuances pursuant to existing agreements, or the execution of any agreements in respect thereof;

                  (e) the incurrence or assumption of any indebtedness for borrowed money, secured by a lien, or pursuant to guaranties by the Company or any subsidiary thereof, other than indebtedness permitted under the Company's current senior debt facility;

                  (f)      any change of control of the Company;

                  (g) any amendment to the Company's 1998 Management Stock Option Plan or the adoption of any other stock option, stock purchase or restricted stock appreciation right plan;

                  (h) any amendment to the Amended and Restated Certificate of Incorporation or By-Laws of the Company;

                  (i) the execution by the Company or any party to the Stockholders' Agreement of any voting, voting trust, registration rights or stockholders agreements with respect to the Company or any of its shares of capital stock (other than the Stockholders' Agreement and a Registration Rights Agreement of even date therewith); or

                  (j) the execution by the Company of any contract or agreement for the construction or management of radio stations.

         The Stockholders' Agreement also provides for the obligation of the Company to repurchase shares of the Company's convertible preferred stock held by the parties to the Stockholders' Agreement after five years from date of issuance if Waller-Sutton requests that the Company repurchase the Eligible Put Shares (as defined therein) held by Waller-Sutton. In the event the Company should fail to repurchase such shares within the time requirements set forth in the Stockholders' Agreement (from a minimum of six months to as long as one year, depending on the circumstances), Waller-Sutton would have the right under the Stockholders' Agreement to require the election of such additional designees of Waller-Sutton to the Board of Directors of the Company such that, after giving effect thereto, the designees of Waller-Sutton elected to the Board under the terms of the Stockholders' Agreement would constitute a majority of the members of the Board. The exercise of such "put" rights could likely result in a change of control of the Company.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         On June 15, 1998, the Company consummated the following acquisitions:


         1. The Company acquired all of the outstanding capital stock of Faircom Inc., a Delaware corporation ("Faircom"), which, through its wholly-owned subsidiaries, owns radio stations WFNT(AM) and WCRZ(FM) in Flint, Michigan; WWBN(FM) in Tuscola, Michigan, a community north of Flint; WMAN(AM) and WYHT(FM) in Mansfield, Ohio and WSWR(FM) in Shelby, Ohio, adjoining Mansfield. The acquisition was accomplished by a merger of Faircom with and into Regent Merger Corp., a wholly-owned subsidiary of the Company. The consideration paid to the Faircom stockholders for the Faircom stock was 3,720,620 shares of the Company's Series C Convertible Preferred Stock (stated value $5.00 per share). Pursuant to Rule 12g-3 promulgated under the Securities Exchange Act of 1934, the Company's Series C Convertible Preferred Stock is deemed registered under Section 12(g) of the Securities Exchange Act of 1934. Options outstanding at the time of the merger for the purchase of shares of Faircom's common stock were converted at the time of the merger into options for the purchase, on equivalent terms, of 274,045 shares of Regent's Series C Convertible Preferred Stock. Upon consummation of the merger, Joel M. Fairman, President of Faircom, became a Vice Chairman and a Director of the Company, and the Company entered into an agreement with Mr. Fairman providing for a two-year employment period and a one-year consulting period, with annual compensation of $190,000, discretionary annual bonuses, discretionary stock option awards, ownership of a term life insurance policy paid for by the Company, an automobile allowance and certain other benefits. John H. Wyant, an affiliate of Faircom's largest stockholder at the time of the merger, became a director of the Company upon consummation of the merger.

         2. The Company acquired all of the outstanding capital stock of The Park Lane Group, a California corporation which, through its wholly-owned subsidiaries, owns radio stations KQMS(AM) and KSHA(FM) in Redding, California; KPPL(FM), KFMF(FM) and KALF(FM) in Chico, California; KVOY(AM) and KTPI(FM) in Palmdale, California; KROY(AM) and KATJ(FM) in Victorville, California; KAAA(AM) and KZZZ(FM) in Kingman, Arizona; KOWL(AM) and KRLT(FM) in Lake Tahoe, California; and KVNA(AM), KVNA(FM) and KZGL(FM) in Flagstaff, Arizona. The purchase price for the stock was $17,467,737, paid in cash to the stockholders of The Park Lane Group. In addition, at the time of the acquisition, the Company entered into a one-year Consulting and Non-Competition Agreement with James H. Levy, the President of The Park Lane Group, providing for the payment of a consulting fee of $200,000 to Mr. Levy.

         3. The Company acquired all of the outstanding capital stock of Alta California Broadcasting, Inc. ("Alta") by virtue of a merger of Alta with and into Regent Acquisition Corp., a wholly-owned subsidiary of the Company. The purchase price for the stock was $2,000,000, paid in the form of $1,000,000 in cash and 200,000 shares of the Company's Series E Convertible Preferred Stock (stated value $5.00 per share). Of the 200,000 shares of Series E Convertible Preferred Stock, 194,750 shares were issued to the seller, Redwood Broadcasting, Inc.(of which 20,000 shares are currently being held in escrow pursuant to an indemnification agreement between the Company and the seller), and 5,250 shares were issued to Miller Capital Corp. as partial payment of commissions due and payable to it by the seller. Prior to the merger, Alta was the owner, operator and licensee of radio station KDRG(FM) in Shingleton, California and, through its subsidiary, Northern California Broadcasting, Inc., KNNN(FM) in Central Valley, California. Prior to the merger, Alta also acquired from Power Surge, Inc., an affiliate of Alta, all of the assets used in the operation of radio stations KRRX(FM) (formerly KARZ(FM)) in Burney, California and KNRO(AM) in Redding, California.

         4. The Company (through Regent Broadcasting of Kingman, Inc., a wholly-owned subsidiary of the Company, and its wholly-owned subsidiary, Regent Licensee of Kingman, Inc.) acquired from Continental Radio Broadcasting, L.L.C. the FCC licenses and related assets used in the operation of radio stations KFLG-AM and KFLG-FM in Bullhead City, Arizona. The purchase price for these assets (other than the accounts receivable) was approximately $3,622,000 in cash. The Company separately acquired the accounts receivable of these stations for an additional cash purchase price of approximately $130,000.

         5. The Company acquired all of the outstanding capital stock of Topaz Broadcasting, Inc. ("Topaz") by virtue of a merger of Topaz with and into Regent Broadcasting of Victorville, Inc., a wholly-owned subsidiary of the Company ("Regent-Victorville"). Immediately following the merger, Regent-Victorville acquired the assets used in the operation of radio station KIXA(FM) in Lucerne Valley, California pursuant to an Asset Purchase Agreement between Topaz and RASA Communications Corp. The consideration paid for the Topaz stock was 242,592 shares of the Company's Series E Convertible Preferred Stock (stated value $5.00 per share).

         6. The Company acquired, through Regent Broadcasting of Victorville, Inc., a wholly-owned subsidiary of the Company, and Regent Licensee of Victorville, Inc., its wholly-owned subsidiary, the FCC licenses and related assets used in the operation of radio stations KIXW(AM) and KZXY(FM) in Apple Valley, California. The purchase price for these stations was $5,995,500 in cash.

         The terms of each of the foregoing acquisitions were arrived at and agreed upon through arms' length negotiations between the parties. The Company intends to continue to use the assets acquired in the foregoing acquisitions in a manner consistent with their use prior to their acquisition by the Company.


         The sources for the cash portion of the consideration paid by the Company in the foregoing transactions, aggregating approximately $53,650,000 (including approximately $3,400,000 of transaction costs) were $34,400,000 borrowed under the Company's Credit Agreement with Bank of Montreal, Chicago Branch, General Electric Capital Corporation and Bank One, Indianapolis, NA ("Credit Agreement"), $18,150,000 in additional equity from the sale of the Company's convertible preferred stock, and approximately $1,100,000 of Company funds. See Item 5 below.


ITEM 5.    OTHER EVENTS.

         New Debt

         In order to finance the foregoing acquisitions and to provide additional working capital, the Company borrowed $34,400,000 under its Credit Agreement on June 15, 1998.

         Additional Equity Capitalization.

         On June 15, 1998, the Company issued additional equity as follows, the proceeds of which were used to fund the Company's acquisitions completed on that date:

         1. The Company issued to the purchasers set forth below a total of 2,050,000 shares of its Series F Convertible Preferred Stock at a purchase price of $5.00 per share, and in conjunction therewith, issued to such purchasers warrants to purchase a total of 860,000 shares of the Company's Common Stock at $5.00 per share.

                                                  Number of Shares         Number of Warrants
         Name of Purchaser                           Purchased                  Received

         Waller-Sutton Media Partners, L.P.          1,000,000                  650,000
         WPG Corporate Development
           Associates V, L.P.                          562,900                  112,580
         WPG Corporate Development
           Associates (Overseas) V, L.P.                87,100                  17,420
         General Electric Capital Corporation          250,000                  50,000
         River Cities Capital Fund Limited
           Partnership                                 100,000                  20,000
         William H. Ingram                              50,000                  10,000

These purchasers also have committed to purchase, on a pro rata basis, an additional 2,050,000 shares of the Company's Series F Convertible Preferred Stock at $5.00 per share to fund future acquisitions by the Company.

         In addition, Waller-Sutton purchased $1,500,000 of certain Class A and Class B Faircom Subordinated Notes from Blue Chip and Miami Valley, which were converted into shares of Faircom's common stock and then exchanged in the merger of Faircom and Regent Merger Corp. for 400,640 shares of the Company's Series C Convertible Preferred Stock.

         2. General Electric Capital Corporation ("GE Capital") paid $3,900,000 cash to complete its purchase of shares of the Company's Series B Senior Convertible Preferred Stock, pursuant to the terms of its Stock Purchase Agreement and Promissory Note dated December 8, 1997. In addition, the Company issued to GE Capital a warrant to purchase 50,000 shares of the Company's Common Stock at $5.00 per share.

         3. BMO Financial, Inc. paid $3,900,000 cash for 780,000 shares of the Company's Series D Convertible Preferred Stock.

         4. William L. Stakelin, a member of the Company's Board of Directors, as well as its President, Chief Operating Officer and Secretary, purchased 20,000 shares of the Company's Series A Convertible Preferred Stock at a purchase price of $5.00 per share.


        In addition to the preferred stock and warrants issued as described in paragraphs numbered 1 through 4 above and the Series E Convertible Preferred Stock issued in the Alta and Topaz mergers as described in Item 2 above, the Company (a) granted options effective June 15, 1998 under the Company's 1998 Management Stock Option Plan to each of Terry S. Jacobs (the Chairman of the Board, Chief Executive Officer, Treasurer and a director of the Company) and William L. Stakelin (the President, Chief Operating Officer, Secretary and a director of the Company) for the purchase of 608,244 shares of the Company's Common Stock at a purchase price of $5.00 per share, and (b) issued to River Cities Capital Fund Limited Partnership ("River Cities") on June 15, 1998 a five-year warrant to purchase 80,000 shares of the Company's Common Stock at an exercise price of $5.00 per share, as an inducement for River Cities, as an existing holder of the Company's Series A Convertible Preferred Stock, to approve the Company's merger with Faircom and the issuance of the Company's Series C Convertible Preferred Stock in connection therewith.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


           (a)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.



                  Pursuant to generally accepted accounting principles, Faircom Inc. was deemed the "accounting acquirer" in the merger that was consummated on June 15, 1998 between Faircom Inc. and the Company and, thus, the historical financial statements of Faircom Inc. have become the historical financial statements of the Company. The Form 10-K of Faircom Inc. for the year ended December 31, 1997 and the Form 10-Q of Faircom Inc. for the quarter ended March 31, 1998, including all exhibits thereto, as filed with the Securities and
Exchange Commission on March 30, 1998   and May 14, 1998, respectively, are
incorporated herein by this reference.



In addition, the following financial statements and notes thereto are included in this report or, where indicated, are incorporated by reference herein:



                                                                            Page
                                                                            ----

REGENT COMMUNICATIONS, INC.
  Consolidated Condensed Balance Sheets at March 31, 1998 (unaudited) and
    December 31, 1997.......................................................F-4
  Consolidated Condensed Statements of Operations for the three months ended March 31, 1998 and 1997 (unaudited)...............................F-5
  Consolidated Condensed Statements of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited)...............................F-6
  Notes to Consolidated Condensed Financial Statements......................F-7

THE PARK LANE GROUP AND SUBSIDIARIES
  Consolidated Balance Sheets at March 31, 1998 and December 31, 1997.......F-9
  Consolidated Statements of Operations for the three months ended
    March 31, 1998 and 1997 (unaudited).....................................F-10
  Consolidated Statements of Cash Flows for the three months ended
    March 31, 1998 and 1997 (unaudited).....................................F-11
  Notes to Consolidated Financial Statements................................F-12

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
  Report of Independent Auditors Report.....................................F-13
  Consolidated Balance Sheets at March 31, 1998 and 1997....................F-14
  Consolidated Statements of Operations for the years ended March 31, 1998 and 1997................................................................F-15
  Consolidated Statements of Stockholder's Deficit..........................F-16
  Consolidated Statements of Cash Flows for the years ended March 31, 1998 and 1997................................................................F-17
  Notes to Consolidated Financial Statements................................F-19

POWER SURGE, INC.
  Balance Sheets at March 31, 1998 (unaudited) and December 31, 1997........F-26
  Statements of Operations for the three months ended March 31, 1998 and 1997 (unaudited)....................................................F-27
  Statements of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited)....................................................F-28
  Notes to Financial Statements.............................................F-29

CONTINENTAL RADIO BROADCASTING L.L.C.
  Balance Sheets at March 31, 1998 (unaudited) and December 31, 1997........F-30
  Statements of Operations for the three months ended March 31, 1998 and 1997 (unaudited)....................................................F-31
  Statements of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited)....................................................F-32
  Notes to Financial Statements.............................................F-33

RADIO STATION KZXY (FM)
  Report of Independent Accountants.........................................F-34
  Statement of Net Assets Acquired at June 15, 1998.........................F-35
  Notes to Financial Statement .............................................F-36
  Statement of Revenues and Direct Expenses for the three months ended
    March 31, 1998 and 1997 (unaudited).....................................F-37
  Note to Statement of Revenues and Direct Expenses.........................F-38

TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP (WYHT (FM) AND
  WMAN (AM))

  Report of Independent Accountants.........................   *
  Balance Sheets at November 30, 1996 and 1995..............   *
  Statement of Partners' Deficit for the years ended
     November 30, 1996 and 1995.............................   *
  Statement of Income for the years ended November 30, 1996
     and 1995...............................................   *
  Statement of Cash Flows for the years ended November 30,
     1996 and 1995..........................................   *
  Notes to Financial Statements.............................   *

  Condensed Balance Sheets at May 31, 1997 and 1996
     (unaudited)............................................   *
  Condensed Statements of Operations for the six months
     ended May 31, 1997 and 1996 (unaudited)................   *
  Condensed Statements of Cash Flows for the six months
     ended May 31, 1997 and 1996 (unaudited)................   *
  Note to Interim Financial Statements......................   *

REGENT COMMUNICATIONS, INC.

  Report of Independent Accountants.........................   **
  Consolidated Balance Sheets at December 31, 1997 and
     1996...................................................   **
  Consolidated Statements of Operations for the year ended
     December 31, 1997 and the period from November 5, 1996
     (inception) through December 31, 1996..................   **
  Consolidated Statements of Shareholders' Equity for the
     year ended December 31, 1997 and the period from
     November 5, 1996 (inception) through December 31,
     1996...................................................   **
  Consolidated Statements of Cash Flows for the year ended
     December 31, 1997 and the period from November 5, 1996
     (inception) through December 31, 1996..................   **
  Notes to Consolidated Financial Statements................   **

THE PARK LANE GROUP AND SUBSIDIARIES

  Report of Independent Accountants.........................   **
  Consolidated Balance Sheets at December 31, 1997 and
     1996...................................................   **
  Consolidated Statements of Operations for the years ended
     December 31, 1997, 1996 and 1995.......................   **
  Consolidated Statements of Shareholders' Equity (Deficit)
     for the years ended December 31, 1997, 1996 and 1995...   **
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1997, 1996 and 1995.......................   **
  Notes to Consolidated Financial Statements................   **

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
  Independent Auditors' Report..............................   **
  Consolidated Balance Sheet at March 31, 1997..............   **
  Consolidated Statement of Operations for the year ended
     March 31, 1997.........................................   **
  Consolidated Statement of Stockholders' Equity
     (Deficiency) for the year ended March 31, 1997.........   **
  Consolidated Statement of Cash Flows for the year ended
     March 31, 1997.........................................   **
  Notes to Consolidated Financial Statements................   **


  Consolidated Balance Sheet at December 31, 1997 (unaudited)  **
  Consolidated Statements of Operations for the nine months
     ended December 31, 1996 and 1997 (unaudited)...........   **
  Consolidated Statement of Stockholder's Equity
     (Deficiency) for the nine months ended December 31,
     1997 (unaudited).......................................   **
  Consolidated Statements of Cash Flows for the nine months
     ended December 31, 1996 and 1997 (unaudited)...........   **
  Notes to Consolidated Financial Statements................   **


POWER SURGE, INC.

  Independent Auditors' Report..............................   **
  Balance Sheet at December 31, 1997........................   **
  Statement of Operations for the year ended December 31,
     1997...................................................   **
  Statement of Stockholders' Equity for the year ended
     December 31, 1997......................................   **
  Statement of Cash Flows for the year ended December 31,
     1997...................................................   **
  Notes to Financial Statements.............................   **

CONTINENTAL RADIO BROADCASTING L.L.C.

  Report of Independent Accountants.........................   **
  Balance Sheet at December 31, 1997........................   **
  Statement of Operations for the year ended December 31,
     1997...................................................   **
  Statement of Changes in Partners' Deficit for the year
     ended December 31, 1997................................   **
  Statement of Cash Flows for the year ended December 31,
     1997...................................................   **
  Notes to Financial Statements.............................   **

RADIO STATION KZXY(FM)

  Report of Independent Accountants.........................   **
  Statement of Revenues and Direct Expenses for the years
     ended December 31, 1997 and 1996.......................   **
  Notes to Statement of Revenues and Direct Expenses........   **

* These financial statements, notes thereto and report thereon have been previously filed, appearing under Item 7A on pages 4 through and including 23 of the Form 8-K/A, Amendment No. 2 to Current Report dated June 30, 1997 (filing date September 12, 1997), of Faircom Inc., and are incorporated herein by this reference.

** These financial statements, notes thereto and reports thereon have been previously filed, appearing on pages F-50 through and including F-102 and F-109 through and including F-130 of the Company's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998, and are incorporated herein by this reference.

                         REGENT COMMUNICATIONS, INC.
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                    AT MARCH 31, 1998 AND DECEMBER 31, 1997



                                                     March 31,     December 31,
                                                       1998            1997
                                                    ------------   ------------
                                                     (Unaudited)
                              ASSETS
Current assets:
  Cash                                               $   223,868    $ 1,013,547
  Accounts receivable, net                             1,375,251      1,507,623
  Deposits held in escrow for station acquisitions     1,975,000      1,975,000
  Assets Held for Sale                                 7,500,000      7,500,000
  Other current assets                                   358,978        226,419
                                                     -----------    -----------
          Total current assets                        11,433,097     12,222,589

Property and equipment, net                              101,383         53,792
Other assets, net                                      2,072,180      1,089,462
                                                     -----------    -----------
          Total assets                               $13,606,660    $13,365,843
                                                     ===========    ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                   $   587,018    $   526,004
  Accrued expenses                                     1,463,805        655,078
  Notes payable                                        7,500,000      7,500,000
                                                     -----------    -----------
          Total current liabilities                    9,550,823      8,681,082

Redeemable preferred stock:
  Series B Senior convertible preferred stock,
    1,000,000 shares authorized, 1,000,000
    issued and outstanding, $5.00 stated
    value (liquidation value: $1,208,356 and
    $1,122,055), net of subscription for
    780,000 shares for $3,900,000                      1,208,356      1,122,055
  Series D convertible preferred stock, 1,000,000
    shares authorized, 220,000 issued and
    outstanding, $5,00 stated value (liquidation
    value: $1,123,838 and $1,104,852)                  1,123,838      1,104,852
                                                     -----------    -----------
          Total redeemable preferred stock             2,332,194      2,226,907

Shareholders' equity:
  Preferred stock, $.01 par value; 20,000,000
    shares authorized:
      Series A convertible preferred stock,
        620,000 shares authorized, 600,000 issued
        and outstanding, $5.00 stated value
        (liquidation value $3,153,214
        and $3,119,268)                                3,000,000      3,000,000
      Series C convertible preferred stock,
        4,000,000 shares authorized, none
        issued or outstanding, $5.00 stated
        value
      Series E convertible preferred stock,
        5,000,000 shares authorized, none issued
        or outstanding, $5.00 stated value
  Common stock, $.01 par value; 30,000,000 shares
    authorized; 240,000 shares issued and
    outstanding                                            2,400          2,400
  Additional paid-in capital                             465,997        571,285
  Deficit                                             (1,744,754)    (1,115,831)
                                                    ------------    -----------
          Total shareholders' equity                   1,723,643      2,457,854
                                                    ------------    -----------
          Total liabilities and shareholders'
            equity                                  $ 13,606,660    $13,365,843
                                                    ============    ===========

See notes to financial statements.

                         REGENT COMMUNICATIONS, INC.
               CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                 (Unaudited)



                                                 March 31,         March 31,
                                                    1998              1997
                                                 ----------       -----------
Broadcast revenue                                $2,564,175        $   12,536

Less agency commissions                             148,417                 0
                                                -----------        ----------
  Net revenue                                     2,415,758            12,536

Broadcast operating expenses                      2,374,202            12,536

Time brokerage agreement fees, net                  235,000                 0

Depreciation and amortization                         2,364                 0

Corporate general and administrative
  expenses                                          231,095            16,838
                                                -----------        ----------
Operating loss                                     (426,903)          (16,838)

Interest expense, net                               203,928                 0

Other income, net                                     1,908             4,105
                                                -----------        ----------
Net loss                                        $  (628,923)       $  (12,733)
                                                ===========        ==========
Loss applicable to common shares:

  Net loss                                      $  (628,923)       $  (12,733)

  Preferred stock dividend requirements            (159,250)                0
                                                -----------        ----------

    Loss applicable to common shares            $  (788,173)       $  (12,733)
                                                ===========        ==========

    Basic and diluted net loss per common share $     (3.28)       $     (.05)
                                                ===========        ==========

Shares used in basic and diluted per share
  calculation                                       240,000           240,000
                                                ===========        ==========

See notes to financial statements.

                         REGENT COMMUNICATIONS, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                 (Unaudited)



                                                 March 31,       March 31,
                                                    1998            1997
                                                -----------      ----------
Cash flows from operating activities:
  Net loss                                      $  (628,923)     $  (12,733)
Adjustments to reconcile net loss to net
  cash used in operating activities
  Barter, net                                         4,331               0
  Depreciation                                        2,364               0

Changes in operating assets and liabilities:
  Accounts receivable                               132,373         (16,536)
  Prepaid expenses and other current assets        (132,559)            500
  Accounts payable                                   61,014           3,596
  Accrued expenses                                  385,727           1,509
                                                -----------      ----------
Net cash used in operating activities              (175,673)        (23,664)
                                                -----------      ----------
Cash flows from investing activities:
  Cash paid for acquisition costs                  (559,718)         (2,106)
  Capital expenditures                              (54,288)              0
                                                -----------      ----------

Net cash used in financing activities              (614,006)         (2,106)
                                                -----------      ----------
Cash flows from financing activities:
  Proceeds from the issuance of common stock              0          50,000
                                                -----------      ----------
Net cash provided by financing activities                 0          50,000
                                                -----------      ----------
Net (decrease) increase in cash and cash
  equivalents                                      (789,679)         24,230

Cash beginning of period                          1,013,547               0
                                                -----------      ----------

Cash end of period                              $   223,868      $   24,230
                                                ===========      ==========

Noncash investing and financing activities:
  Accrued acquisition costs                     $   423,000      $        0
                                                ===========      ==========

See notes to financial statements.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

These unaudited interim financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly, in all material respects, the financial position of Regent Communications, Inc. and its subsidiaries (the "Company") as of March 31, 1998 and December 31, 1997 and the results of operations and cash flows for the three months ended March 31, 1998 and 1997. Because all of the disclosures required by generally accepted accounting principles are not included, these interim statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1997. The year-end balance sheet data was derived from the audited financial statements and does not include all of the disclosures required by generally accepted accounting principles. The statements of operations for the periods presented are not necessarily indicative of results to be expected for any future period, nor for the entire year.

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 requires the presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. The Company's convertible preferred stock was anti-dilutive and, therefore, was not included in the diluted earnings per share computation.

2.  SIGNIFICANT EVENTS

In January 1998, the Board of Directors of the Company adopted the Regent Communications, Inc. 1998 Management Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the issuance of up to 2,000,000 common shares in connection with the issuance of nonqualified and incentive stock options. The Company's Board of Directors determines eligibility. The exercise price of the options is to be not less than the fair market value at the grant date, except for any 10% owner (as defined), for whom the option share price must be at least 110% of fair market value at the grant date. The options expire no later than ten years from the date of grant, or earlier in the event a participant ceases to be an employee of the Company. The Company intends to apply the provisions of APB Opinion 25, "Accounting for Stock Issued to Employee," in accounting for the 1998 Plan. Under APB 25, no compensation expense is recognized for options granted to employees at exercise prices that are equal to the fair market value of the underlying common stock at the grant date. The Company had not issued options as of March 31, 1998.

In February 1998 and effective with the consummation of the merger with Faircom Inc., the Board of Directors authorized a grant of incentive stock options to the Chief Executive Officer and Chief Operating Officer of the Company. The options will provide each of the holders with the right to acquire approximately 608,244 shares of the Company's common stock at an expected price per share of $5.00. Of these options, 200,000 shares will be exercisable by each holder in equal 10% increments beginning on the grant date and on each of the following nine anniversary dates of the grants. The balance of the options will be exercisable in equal one-third increments at the end of each of the first three years following the grant. All options expire on February 28, 2008.

3. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 1997 the Financial Accounting Standard Board issued Statement No. 130 (SFAS 130), Reporting Comprehensive Income. SFAS 130 establishes standards of disclosure and financial statement display for reporting total comprehensive income and its individual components. Company management has determined that comprehensive income equals Net Income as of March 31, 1998.

In June 1998, Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company may employ a small number of financial instruments to manage its exposure to fluctuations in interest rates. The Company does not hold or issue such financial instruments for trading purposes. The Company will adopt SFAS No. 133, as required in the year 2000, and does not expect the impact of adoption to be material.


In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which is effective for fiscal years beginning after December 15, 1998. SOP 98-1 requires the capitalization of certain expenditures for software that is purchased or internally developed for use in the business. Company management believe that the prospective implementation of SOP 98-1 in 1999 is likely to result in some additional capitalization of software expenditures in the future. However, the amount of such additional capitalized software expenditures can not be determined at this time.

In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-up Activities." The SOP provides guidance on financial reporting of costs of start-up activities. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company believes the implementation of SOP 98-5 will not have a material impact on its financial reporting.

4.  SUBSEQUENT EVENTS

On June 15, 1998 the following acquisitions were consummated.


The Company acquired all of the outstanding common stock of Faircom Inc. ("Faircom") for 3,720,620 shares of the Company's Series C Preferred Stock. The acquisition has been treated for accounting purposes as the acquisition of the Company by Faircom with Faircom as the accounting acquirer (reverse acquisition).

Upon consummation of the Faircom Merger, the Board of Directors of the Company adopted the Regent Communications, Inc. Faircom Conversion Stock Option Plan which applies to those individuals previously participating in the Faircom, Inc. Stock Option Plan (the "Faircom Plan"). In exchange for relinquishing their options under the Faircom Plan, five former officers and/or members of Faircom's Board of Directors were given, in total, the right to acquire 274,045 shares of the Company's Series C Preferred Stock at exercise prices per share of $0.8865 to $3.7305.

The Company acquired all of the outstanding capital stock of The Park Lane Group ("Park Lane") for approximately $17,468,000 in cash. The acquisition was accounting for under the purchase method of accounting and was financed through borrowing under the Company's credit facility. The excess cost over the fair market value of net assets acquired and FCC licenses related to this acquisition will be amortized over a 40-year period. Park Lane owns 16 radio stations in California and Arizona. At the time of the acquisition, the Company entered into a one-year consulting and non-competition agreement with the President of Park Lane, providing for the payment of a consulting fee of $200,000.

The Company acquired the FCC licenses and related assets used in the operation of radio stations KIXW (AM) and KZXY (FM) in Apple Valley, California from Ruby Broadcasting, Inc. ("Ruby"), an affiliate of Topaz Broadcasting, Inc. ("Topaz"), for $5,995,500 in cash. The acquisition was financed through borrowings under the Company's credit facility. The FCC licenses acquired will be amortized over a 40-year period.

The Company acquired the FCC licenses and related assets used in the operation of radio stations KFLG (AM) and KFLG (FM) in Bullhead City, Arizona from Continental Radio Broadcasting, L.L.C. ("Continental") for approximately $3,622,000 in cash. The Company separately acquired the accounts receivable of these stations for an additional cash purchase price of approximately $130,000. The acquisitions were financed through borrowings under the Company's credit facility. The FCC licenses acquired will be amortized over a 40-year period.

The Company acquired all of the outstanding capital stock of Alta California Broadcasting, Inc. ("Alta") for $1 million in cash and 200,000 shares of the Company's Series E Convertible Preferred Stock at a stated value of $5.00 per share. The acquisition was accounted for under the purchase method of accounting and was financed through borrowings under the Company's credit facility. The excess cost over the fair market value of net assets acquired and FCC licenses related to this acquisition will be amortized over a 40-year period. Alta owns 4 radio stations in California.

The Company acquired all of the outstanding capital stock of Topaz and the FCC license and operating assets of radio station KIXA (FM) in Lucerne Valley, California for 242,592 shares of the Company's Series E Convertible Preferred Stock at a stated value of $5.00 per share. The Topaz acquisition was accounted for under the purchase method of accounting. The excess cost over the fair market value of net assets acquired and FCC licenses related to this acquisition will be amortized over a 40-year period. Topaz operated 1 radio station in California and owned the right to purchase the station from RASA Communications. The Company, immediately following the acquisition of Topaz, exercised this purchase option for $275,000 cash, adjusted as defined in the agreement.

On July 10, 1998, the Company entered into an asset purchase agreement with Oasis Radio, Inc. to acquire substantially all of the assets of radio station KAVC (FM) located in Lancaster, California for $1.6 million in cash, subject to adjustment as defined in the agreement. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals. The Company has placed a $160,000 deposit held in escrow pending the closing of the transaction.

In order to finance the foregoing acquisitions and to provide additional working capital, the Company borrowed $34,400,000 under its Credit Agreement on June 15, 1998.

Also on June 15, 1998, the Company issued additional equity as follows, the proceeds of which were used to fund the aforementioned acquisitions:

The Company issued 2,050,000 shares of its Series F Convertible Preferred Stock at a purchase price of $5.00 per share, and in conjunction therewith, issued warrants to purchase a total of 860,000 shares of the Company's Common Stock at $5.00 per share.

The purchasers of the Company's Series F Convertible Preferred Stock have committed to purchase, on a pro rata basis, an additional 2,050,000 shares of the Company's Series F Convertible Preferred Stock at $5.00 per share to fund future acquisitions by the Company.

General Electric Capital Corporation ("GE Capital") paid $3,900,000 cash to complete its purchase of shares of the Company's Series B Senior Convertible Preferred Stock, pursuant to the terms of its Stock Purchase Agreement and Promissory Note dated December 8, 1997. In addition, the Company issued to GE Capital a warrant to purchase 50,000 shares of the Company's Common Stock at $5.00 per share.

BMO Financial, Inc. paid $3,900,000 cash for 780,000 shares of the Company's Series D Convertible Preferred Stock.

The Company's President, Chief Operating Officer and Secretary, purchased 20,000 shares of the Company's Series A Convertible Preferred Stock at a purchase price of $5.00 per share.

The Company issued to River Cities Capital Fund Limited Partnership ("River Cities") on June 15, 1998 a five-year warrant to purchase 80,000 shares of the Company's Common Stock at an exercise price of $5.00 per share, as an inducement for River Cities, as an existing holder of the Company's Series A Convertible Preferred Stock, to approve the Company's merger with Faircom and the issuance of the Company's Series C Convertible Preferred Stock in connection therewith.

Total costs associated with the above transactions were approximately $6.0 million.

                      THE PARK LANE GROUP AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                     ------

                   at December 31, 1997 and  March 31, 1998

                                                                                      December 31,       March 31,
                     ASSETS                                                              1997              1998
                                                                                  ----------------    -------------
                                                                                                       (Unaudited)
Current assets:
   Cash and cash equivalents                                                       $    431,466       $    334,647
   Accounts receivable - trade, less allowance for doubtful accounts of
      $45,414 in 1997 and $15,245 in 1998                                                53,009             18,490
   Prepaid expenses and other current assets                                             83,474            109,089
                                                                                   ------------       ------------
              Total current assets                                                      567,949            462,226
Property and equipment, net                                                           2,502,766          2,354,199
Intangible assets, net                                                                5,937,566          5,786,155
                                                                                   ------------       ------------

              Total assets                                                         $  9,008,281       $  8,602,580
                                                                                   ============       ============

         LIABILITIES, REDEEMABLE PREFERRED STOCK, CONVERTIBLE
         PREFERRED STOCK, COMMON STOCK AND SHAREHOLDERS' DEFICIT

Current liabilities:                                                               $     94,513       $    112,919
   Accounts payable
   Accrued expenses:
      Compensation and related expenses                                                  86,432             21,555
      Interest                                                                           45,508             49,360
      Other                                                                             119,725            162,810
   Notes payable to bank                                                                 70,526                ---
   Notes payable to shareholders                                                        120,000            120,000
   Current portion, long-term debt                                                      760,964            755,837
                                                                                   ------------       ------------
              Total current liabilities                                               1,297,668          1,222,481
Long-term debt                                                                        5,607,199          5,537,896
                                                                                   ------------       ------------

              Total liabilities                                                       6,904,867          6,760,377
                                                                                   ------------       ------------

Commitments

Mandatorily redeemable Series B preferred stock, $0.01 par value:
   Authorized: 43,000 shares;
   Issued and outstanding: 42,805 shares in 1997 and 1998                             5,231,150          5,391,650
   (Liquidation value: $6,344,000 in 1997 and $6,504,000 in 1998)
Mandatorily redeemable convertible Series C preferred stock, $0.01 par value:
   Authorized: 13,500 shares;
   Issued and outstanding: 12,021 in 1997 and 1998                                    1,327,101          1,357,101
   (Liquidation value: $1,436,000 in 1997 and $1,466,000 in 1998)
Convertible Series A preferred stock, $0.01 par value:
   Authorized: 6,117,945 shares;
   Issued and outstanding: 5,595,875 shares in 1997 and 1998                          5,595,875          5,595,875
   (Liquidation value: $5,596,000 in 1997 and 1998)
Class B common stock, $0.01 par value:
   Authorized: 3,238,828 shares;
   Issued and outstanding: 3,238,821 shares in 1997 and 1998                          1,163,612          1,163,612
Class C common stock, $0.01 par value:
   Authorized: 1,350,000 shares;
   Issued and outstanding: 1,202,100 in 1997 and 1998                                    80,915             80,915
Class A common stock, $0.01 par value:
   Authorized: 15,000,000 shares;
   Issued and outstanding: 797,225 shares in 1997 and 811,600 in 1998                   389,202            386,522
   Note Receivable from Shareholders                                                     (2,680)
Accumulated deficit                                                                 (11,681,761)       (12,133,472)
                                                                                   ------------       ------------


         Total liabilities redeemable preferred stock, convertible
           preferred stock, common stock and shareholders' deficit                 $  9,008,281       $  8,602,580
                                                                                   ============       ============


   The accompanying notes are an integral part of these financial statements.

                      THE PARK LANE GROUP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

     for the three month periods ended March 31, 1997 and 1998 (unaudited)


                                                                           1997                      1998
                                                                           ----                      ----

Revenues from broadcast operations                                       $  1,818,792       $          0
Less agency commissions                                                      (139,551)                 0
                                                                         ------------       ------------
Net revenues                                                                1,679,241                  0
Time Brokerage Agreement Fees                                                       0            252,600
                                                                         ------------       ------------
         Total revenues                                                     1,679,241            252,600
                                                                         ------------       ------------

Broadcast operating expenses                                               (1,412,023)             7,402
Depreciation and amortization                                                (349,283)          (299,489)
Corporate administrative expenses                                            (202,238)           (92,473)
                                                                         ------------       ------------
         Operating loss                                                      (284,303)          (131,960)
Interest expense                                                             (166,016)          (148,626)
Other income, net                                                               1,908             19,372
                                                                         ------------       ------------

         Net loss                                                            (448,411)          (261,214)
                                                                         ------------       ------------

   The accompanying notes are an integral part of these financial statements.

                      THE PARK LANE GROUP AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

     for the three month periods ended March 31, 1997 and 1998 (unaudited)


                                                                              1997                1998
                                                                              ----                ----

Cash flows from operating activities:
    Net loss                                                             $   (448,411)      $  (261,214)
    Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation                                                         174,370            146,802
         Amortization                                                         174,913            152,686
         Accounts receivable                                                  122,141             34,519
         Prepaid expenses and other assets                                     32,608            (25,615)
         Accounts payable                                                      11,787             18,406
         Accrued expenses                                                     (25,636)           (60,532)
         Accrued interest                                                      (2,100)            43,085
                                                                         ------------       ------------

                Net cash provided by operating activities                      39,672             48,137
                                                                         ------------       ------------

Cash flows from investing activities:
    Purchases of property and equipment                                        (2,643)                 0
                                                                         ------------       ------------
                Net cash used in investing activities                          (2,643)                 0
                                                                         ------------       ------------

Cash flows from financing activities:
    (Payments on) borrowings under note payable to bank                       (92,116)           (70,526)
    Borrowing under lease line of credit                                      112,131                  0
    Principal payments on long-term debt                                      (47,919)           (74,430)
                                                                         ------------       ------------
                Net cash provided (used) by financing activities              (27,904)          (144,956)
                                                                         ------------       ------------

Net increase (decrease) in cash and cash equivalents                            9,127            (96,819)
Cash and cash equivalents, beginning of period                                223,292            431,466
                                                                         ------------       ------------

Cash and cash equivalents, end of period                                      232,419       $    334,647
                                                                         ============       ============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITY
    Conversion of convertible notes to Series B stock                    $    310,000
                                                                         ============

   The accompanying notes are an integral part of these financial statements.

                      THE PARK LANE GROUP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       Basis of Presentation and Accounting Policies:
         ----------------------------------------------


         These unaudited interim financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly, in all material respects, the financial position of The Park Lane Group and its subsidiaries as of December
         31, 1997 and the results of operations and cash flows for the three month period ended March 31, 1998 and 1997. Because all of the disclosures required by generally accepted accounting principles are not included, these interim statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1997. The year-end balance sheet data was derived from the audited financial statements and does not include all of the disclosures required by generally accepted accounting principles. The statements of operations for the periods presented are not necessarily indicative of results to be expected for any future period, nor for the entire year.

2.       STOCK SALE AGREEMENT
         --------------------

         In August 1997, the Company entered into an arrangement with Regent Communications, Inc. ("Regent") for the acquisition of all the outstanding capital stock of the Company (the "acquisition"). The transaction closed on June 15, 1998. Effective August 17, 1997, the Company also entered into an operating agreement with Regent under which most of the operations of the Company's radio stations are managed by Regent and the Company receives a monthly fee based on their performance subject to a guaranteed minimum.

INDEPENDENT AUDITORS' REPORT


Alta California Broadcasting, Inc.


We have audited the accompanying consolidated balance sheets of Alta California Broadcasting, Inc. (a wholly-owned subsidiary of Redwood Broadcasting, Inc.) and subsidiary as of March 31, 1998 and 1997 and the related consolidated statements of operations, stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Alta California Broadcasting, Inc. and subsidiary as of March 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





/s/ STOCKMAN KAST RYAN & SCRUGGS, P.C.
--------------------------------------
Colorado Springs, Colorado
July 10, 1998

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)
CONSOLIDATED BALANCE SHEETS
MARCH 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                   1998            1997

ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 6)                                             $    31,143    $    37,754
Accounts receivable, net (Note 1)                                                   48,024        121,560
Receivable from related parties (Note 5)                                             6,139         38,286
Receivable from bid settlement (Note 9)                                             45,000
Receivable from sale of stations (Note 2)                                                         633,000
Other current assets                                                                11,059         10,807
                                                                               -----------    -----------
Total current assets                                                               141,365        841,407
PROPERTY AND EQUIPMENT, net (Notes 3 and 6)                                        227,249        213,472
INTANGIBLE ASSETS, net (Notes 4 and 6)                                             915,716        996,584
DEPOSIT ON PURCHASE OF STATIONS (Notes 2 and 10)                                   973,000
NOTE RECEIVABLE (Note 2)                                                                          200,000
OTHER ASSETS                                                                        37,666         37,963
                                                                               -----------    -----------
TOTAL                                                                          $ 2,294,996    $ 2,289,426
                                                                               ===========    ===========

LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES
Payable to Redwood Broadcasting, Inc.
    (Note 5)                                                                   $ 1,613,493    $ 1,292,025
Accounts payable                                                                    81,233        143,500
Accrued liabilities                                                                 74,258        194,365
Payables to related parties (Note 5)                                                43,848         14,500
Current portion of notes payable (Note 6)                                           97,940         34,517
Current portion of notes payable to related parties (Note 5)                       165,064         25,000
Capital lease obligations                                                                          11,994
                                                                               -----------    -----------
Total current liabilities                                                        2,075,836      1,715,901
NOTES PAYABLE (Note 6)                                                             428,371        605,208
NOTES PAYABLE TO RELATED PARTIES (Note 5)                                                         130,949
                                                                               -----------    -----------
TOTAL LIABILITIES                                                                2,504,207      2,452,058
                                                                               -----------    -----------
STOCKHOLDER'S DEFICIT
Common stock, no par value; 1,000,000
    shares authorized; 30,000 shares issued
    and outstanding                                                                225,000        225,000
Accumulated deficit                                                               (434,211)      (387,632)
                                                                               -----------    -----------
Total stockholder's deficit                                                       (209,211)      (162,632)
                                                                               -----------    -----------
TOTAL                                                                          $ 2,294,996    $ 2,289,426
                                                                               ===========    ===========

See notes to consolidated financial statements.
-------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                          1998           1997
REVENUE
Broadcast revenue                                       $ 830,724     $ 545,185
Less agency commissions                                    73,638        37,268
                                                        ---------     ---------

NET REVENUE                                               757,086       507,917
                                                        ---------     ---------

OPERATING EXPENSE
Selling, general and administrative                       453,175       408,859
Broadcasting                                              333,110       339,499
Depreciation and amortization                             133,877       151,544
                                                        ---------     ---------

Total                                                     920,162       899,902
                                                        ---------     ---------

LOSS FROM OPERATIONS                                     (163,076)     (391,985)
                                                        ---------     ---------

OTHER INCOME (EXPENSE)
Gain on sale of stations (Note 2)                                       678,206
Loss on sale of land (Note 2)                                           (80,000)
Interest expense (Note 5)                                 (37,960)     (104,731)
Other income - net (Notes 2 and 9)                        154,457        59,664
                                                        ---------     ---------

Other income, net                                         116,497       553,139
                                                        ---------     ---------

NET INCOME (LOSS)                                       $ (46,579)    $ 161,154
                                                        =========     =========

NET INCOME (LOSS) PER
    COMMON SHARE                                        $   (1.55)    $    5.37
                                                        =========     =========


WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                                     30,000        30,000
                                                        =========     =========

See notes to consolidated financial statements
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT
--------------------------------------------------------------------------------



                          COMMON STOCK                         TOTAL
                      ---------------------   ACCUMULATED  STOCKHOLDER'S
                        SHARES     AMOUNT       DEFICIT       DEFICIT

BALANCES,
    APRIL 1, 1996       30,000    $ 225,000    $(548,786)   $(323,786)
Net income                                       161,154      161,154
                     ---------    ---------    ---------    ---------

BALANCES,
    MARCH 31, 1997      30,000      225,000     (387,632)    (162,632)
Net loss                                         (46,579)     (46,579)
                     ---------    ---------    ---------    ---------

BALANCES,
    MARCH 31, 1998      30,000    $ 225,000    $(434,211)   $(209,211)
                     =========    =========    =========    =========


See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                     1998          1997
OPERATING ACTIVITIES
Net income (loss)                                                                  $ (46,579)   $ 161,154
Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
    Depreciation and amortization                                                    133,877      151,544
    Gain on bid settlement                                                           (36,205)
    Gain on sale of stations                                                                     (678,206)
    Loss on sale of land                                                                           80,000
    Changes in operating assets and liabilities:
       Accounts receivable                                                            73,536      (46,998)
       Other current assets                                                             (252)      (3,961)
       Accounts payable and accrued expenses                                        (182,374)     (40,658)
       Other assets                                                                   (8,498)      14,854
                                                                                   ---------    ---------
Net cash used in operating activities                                                (66,495)    (362,271)
                                                                                   ---------    ---------
INVESTING ACTIVITIES
Purchases of station assets                                                          (66,786)    (448,920)
Collection of receivable from sale of stations                                       833,000
Proceeds from sale of stations, net of commissions paid                                           588,333
Proceeds from sale of land                                                                        370,000
                                                                                   ---------    ---------
Net cash provided by investing activities                                            766,214      509,413
                                                                                   ---------    ---------
FINANCING ACTIVITIES
Proceeds from borrowings under related party
    notes                                                                            155,000      273,675
Proceeds from borrowings under notes                                                  82,403      170,000
Borrowings from (repayments to) Redwood Broadcasting, Inc.                          (751,532)     651,257
Principal payments on notes to related parties                                       (45,885)    (529,900)
Principal payments on notes                                                         (195,817)    (445,275)
Decrease (increase) in net payable to related
    parties                                                                           61,495     (215,481)
Payments on capital lease obligations                                                (11,994)     (13,664)
                                                                                   ---------    ---------
Net cash used in financing activities                                               (706,330)    (109,388)
                                                                                   ---------    ---------
NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                                         (6,611)      37,754
CASH AND CASH EQUIVALENTS,
    Beginning of period                                                               37,754           --
                                                                                   ---------    ---------
CASH AND CASH EQUIVALENTS,
    End of period                                                                  $  31,143    $  37,754
                                                                                   =========    =========

                                                                                               (continued)

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                      1998              1997

SUPPLEMENTAL NONCASH INVESTING
AND FINANCING ACTIVITIES
Increase in payable to Redwood Broadcasting, Inc.
    for deposit on purchase of stations                          $    973,000
Assumption of note payable to related party by
    Redwood Broadcasting, Inc. (Note 5)                               100,000
Promissory note received for sale of stations                                      $   200,000
Receivable for sale of stations                                                        633,000

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                                 80,556          103,577


                                                                     (concluded)

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION - Alta California Broadcasting, Inc. (Alta) and its subsidiary, Northern California Broadcasting, Inc. (Northern) (collectively, the Company), operate in the radio broadcasting industry. Alta is a wholly-owned subsidiary of Redwood Broadcasting, Inc. (Redwood) which, in turn, is a majority-owned subsidiary of Redwood MicroCap Fund, Inc. (MicroCap). Organized for the purpose of acquiring and/or developing undervalued radio broadcasting properties located in small to medium sized markets, the Company has embarked upon an aggressive acquisition and development program and currently operates radio stations in Northern California.

         The accompanying financial statements for the year ended March 31, 1997 only include the operations of radio stations KRDG-FM and KNNN-FM. The accompanying financial statements for the year ended March 31, 1998 include the operations of radio stations KRDG-FM, KNNN-FM, KNRO-AM and KRRX-FM through October 10, 1997, at which time, Alta entered into an agreement to sell such stations and a Local Management Agreement (LMA) with the acquiror. See Notes 2 and 10.

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Alta and its wholly-owned subsidiary, Northern. All significant intercompany accounts and transactions have been eliminated in consolidation.

         ACCOUNTS RECEIVABLE - The Company maintains an allowance for doubtful accounts based upon the expected collectibility of all accounts receivable. At March 31, 1998 and 1997, the allowance was $8,250 and $3,200, respectively.

         PROPERTY AND EQUIPMENT - Property and equipment are recorded at fair value as of the date of acquisition of the related station or cost if purchased subsequently. Depreciation is provided on a straight line basis over the estimated useful lives of the assets as follows: buildings and improvements - 10 years; transmitter - 20 years; computer equipment - 3 years; and technical equipment and furniture and fixtures
         - 5 to 7 years. The recoverability of the carrying value of property and equipment is evaluated periodically in relation to the estimated value of the radio stations based on their operating performance and cash flows.

         INTANGIBLE ASSETS - Intangible assets include the radio station purchase price allocations to license costs and the noncompete agreement. License costs are amortized on a straight line basis over a period of 20 years and the noncompete agreement is amortized on a straight line basis over the three-year period of the agreement. The recoverability of the carrying value of intangible assets is evaluated periodically in relation to the estimated value of the radio stations based on their operating performance and cash flows.

         REVENUE RECOGNITION - The Company's primary source of revenue is the sale of air time to advertisers. Revenue from the sale of air time is recorded when the advertisements are broadcast.

         BARTER TRANSACTIONS - Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized based on the fair value of the goods or services received when the advertisements are broadcast. Goods and services received are recognized when used.

         INCOME TAXES - The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rate is recognized in the period that includes the enactment date.

         PER SHARE AMOUNTS - Per share amounts are based upon the net income or loss applicable to common shares and upon the weighted average of common shares outstanding during the period.

         USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

         STATEMENT OF CASH FLOWS - For purposes of the statement of cash flows, highly liquid investments, maturing within three months of acquisition, are considered to be cash equivalents.

         CONCENTRATIONS OF RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and receivables. Also, the Company's radio stations broadcast in Northern California, which results in a risk to the Company due to the concentration in one geographic area.


2.       RADIO STATION ACQUISITIONS AND DISPOSITIONS

         The following radio station acquisitions and sales have been completed by Alta:

         KHSL AM/FM - In 1994, Alta acquired radio stations KHSL-AM/FM licensed to Chico and Paradise, California, respectively. Subsequent to its acquisition by Alta, KHSL-AM changed its call letters to KNSN-AM.

         In March 1996, Alta entered into separate Asset Sale Agreements to sell the assets of both KNSN-AM and KHSL-FM, excluding a parcel of land, for $1,466,333. Concurrently with signing the Asset Sale Agreements, Alta entered into a LMA with the prospective purchaser until the sale closed on March 31, 1997, at which time the LMA terminated. Included in other income for the year ended March 31, 1997 is $46,033 resulting from LMA fees from the prospective purchaser.

         Alta received $633,333 cash and a $200,000 promissory note, bearing interest at a rate of 7%. Alta was also to receive $633,000 in cash no later than April 30, 1997 for KNSN-AM; however, pursuant to the Asset Purchase Agreement, the buyer of KNSN-AM had the option to defer payment of such amount for monthly option fees of $10,000 or $15,000. Included in other income for the year ended March 31, 1998 is $70,000 resulting from monthly option fees collected. As of March 31, 1998, all amounts receivable from the sale of KHSL-AM/FM had been collected.

         A gain on the sale of $678,206 has been recorded in the accompanying statement of operations for the year ended March 31, 1997.

         In April 1996, the parcel of land was sold to an unrelated party for $370,000. A loss on the sale of $80,000 has been recorded in the accompanying statement of operations for the year ended March 31, 1997.

         KRDG-FM (F/K/A KHZL AND KCFM) - In March 1995, Alta entered into a LMA with an option to purchase radio station KCFM-FM licensed to Shingletown, California, which began commercial broadcasting in August 1995. KCFM-FM primarily serves the Redding, California market. In September 1995, KCFM-FM changed its call letters to KHZL-FM. In July 1996, Alta completed the acquisition of KHZL-FM, thereby terminating the LMA. Alta paid $65,000 cash and issued a $155,000 promissory note as consideration for KHZL-FM (see Note 6). The acquisition was recorded using the purchase method and the $220,000 purchase price was recorded as license costs as no other assets of KHZL-FM were acquired. Effective September 27, 1996, Alta changed KHZL-FM's call letters to KRDG-FM.

         KNNN-FM - In May 1996, Alta entered into an Asset Purchase Agreement to acquire KNNN-FM licensed to Central Valley, California. The Asset Purchase Agreement was subsequently assigned to Northern. KNNN-FM primarily serves the Redding, California market. In August 1996, Alta began operating KNNN-FM under a LMA pending approval of the transfer of ownership by the FCC. The purchase price for KNNN-FM was $825,000, $325,000 of which was paid in cash at closing, and the balance of which was in the form of a promissory note (see Note 6). Pursuant to the Asset Purchase Agreement, the seller of KNNN-FM agreed to not compete in the Redding, California market for a period of three years. The acquisition was recorded using the purchase method and the purchase price was allocated to property and equipment, the noncompete agreement and license costs, based on estimated fair values.

         KLXR-FM - In May 1996, Alta entered into an Asset Purchase Agreement to acquire KLXR-AM, licensed to Redding, California, for a total purchase price of $100,000. In February 1997, Alta entered into a LMA with the seller and, in April 1998, Alta completed the purchase of KLXR for $100,000 cash.

         KNRO-AM AND KRRX-FM (F/K/A KARZ-FM) - Effective April 1, 1997, the Company acquired an option to purchase radio stations KNRO-AM and KARZ-FM (KNRO/KARZ) licensed in Redding, California from Power Surge, Inc. (Power Surge), a wholly-owned subsidiary of Power Curve, Inc. (Power Curve). Power Surge and Power Curve are both controlled by the Company's President. Power Curve acquired KNRO/KARZ on January 31, 1997 for $480,000 in cash and a $720,000 promissory note. Power Surge operated the stations form February 1, 1997 through March 31, 1997 and received the licenses from Power Curve on March 31, 1997. Under the terms of the option agreement, the Company can either (1) purchase KNRO/KARZ for $1,200,000 in cash or (2) issue 1,000,000 shares of Redwood's common stock in exchange for all of the issued and outstanding shares of common stock of Power Surge. Also effective April 1, 1997, Alta entered into a LMA with Power Surge for a period of one year. Alta operated KNRO/KARZ through October 10, 1997 and was obligated to pay Power Surge a monthly LMA fee of $5,000. Effective May 16, 1997, KARZ-FM changed its call letters to KRRX-FM. As of March 31, 1998, Redwood made cash payments of $733,000 and issued 200,000 shares of its common stock, with an agreed-upon value of $240,000, to Power Curve on behalf of Alta as deposits on the purchases. Alta has reflected such amounts as a deposit on purchase the purchase of the stations with a corresponding increase in its payable to Redwood in the accompanying March 31, 1998 balance sheet. Subsequent to year-end the option agreement and LMA were extended, the option price was increased to $1,235,000, and Alta exercised its option on June 15, 1998. Immediately thereafter, the stations, along with KRDG-FM and KNNN-FM were sold to Regent Communications, Inc. (Regent) (see Note 10).


3.      PROPERTY AND EQUIPMENT

        Property and equipment consists of the following at March 31, 1998 and 1997:

                                                                       1998               1997
         Buildings and improvements                                $     54,098      $      29,437
         Equipment                                                      220,107            181,360
         Furniture and fixtures                                          43,719             40,341
                                                                   ------------      -------------
         Total property and equipment                                   317,924            251,138
         Less accumulated depreciation                                   90,675             37,666
                                                                   ------------      -------------
         Property and equipment - net                              $    227,249      $     213,472
                                                                   ============      =============



4.       INTANGIBLE ASSETS

         Intangible assets consist of the following at March 31, 1998 and 1997:

                                                                            1998               1997
         License costs                                                  $     950,489    $      950,489
         Noncompete agreement                                                 100,000           100,000
                                                                        -------------    --------------
         Total intangible assets                                            1,050,489         1,050,489
         Less accumulated amortization                                        134,773            53,905
                                                                        -------------    --------------
         Intangible assets - net                                        $     915,716    $      996,584
                                                                        =============    ==============


5.       RELATED PARTY TRANSACTIONS

         Notes payable to related parties consist of the following at March 31, 1998 and 1997:

                                                                          1998               1997

         Unsecured notes payable to related entities with
             interest at 8.25% and principal and interest
             due on June 30, 1998                                      $    155,000
         Unsecured notes payable to stockholders of Redwood
             with interest at 8% and principal and interest
             due on March 31, 1999                                           10,064     $      30,949
         Unsecured note payable to a related entity
             controlled by an officer and stockholder of
             Redwood (see below)                                                              100,000
         Unsecured note payable to a related entity with
             interest at 12% and principal and interest
             due on demand                                                                     25,000
                                                                       ------------     -------------

         Total                                                              165,064           155,949
         Less current portion                                               165,064            25,000
                                                                       ------------     -------------

         Total                                                         $     -          $     130,949
                                                                       ============     =============


         Management believes that the fair values of its notes payable to related parties are not materially different from their carrying values based on the terms and varying characteristics of the notes.

         The $100,000 note payable to a related entity as of March 31, 1997 was assumed by Redwood during the year ended March 31, 1998, resulting in a corresponding increase in the Company's payable to Redwood in the accompanying balance sheet as of such date. The Company has noninterest bearing payables to Redwood of $1,613,493 and $1,292,025 as of March 31, 1998 and 1997, respectively, which have no set repayment terms. The Company recorded interest expense on the related party notes of approximately $13,000 and $62,000 for the years ended March 31, 1998 and 1997, respectively.

         The Company has receivables from and payables to entities controlled by an officer and stockholder of Redwood. The receivables and payables total $6,139 and $43,848, respectively, as of March 31, 1998 and $38,286 and $14,500, respectively, as of March 31, 1997.

6.       NOTES PAYABLE

         Notes payable consist of the following as of March 31, 1998 and 1997:

                                                                                        1998              1997

         Note payable to seller of KNNN-FM with interest at 8.5%, collateralized by the common stock of Northern, payable in monthly principal and interest installments of $6,199 through October 2001 with the remaining balance due
             at that date                                                            $    450,208    $     484,725

         Note payable to bank with interest rates ranging from 8% to 11%, partially collateralized by cash equivalents and equipment, interest payable monthly and principal due in varying amounts
             from April 1, 1998 through September 2, 2000                                  76,103

         Note payable to seller of KRDG-FM with interest at 8.25% and payable semi-annually, principal payable on July 21, 2004, collateralized
             by property and equipment, guaranteed by MicroCap                                             155,000
                                                                                     ------------    -------------

         Total                                                                            526,311          639,725
         Less current portion                                                              97,940           34,517
                                                                                     ------------    -------------

         Total                                                                       $    428,371    $     605,208
                                                                                     ============    =============

         Under the terms of the promissory note agreements, future minimum annual principal payments during the fiscal years ending March 31 are as follows: 1999 - $97,940; 2000 - $53,621; 2001 - $47,502; and 2002 -
         $327,248.

         Management believes that the fair values of its notes payable are not materially different from their carrying values based on the terms and varying characteristics of the notes.


7.       LEASE AGREEMENTS

         The Company leases land and equipment under operating lease agreements expiring in various years through 2002. Lease expense under the operating lease agreements totalled $30,263 and $74,039 for the years ended March 31, 1998 and 1997, respectively.

         Pursuant to the LMA between Alta and Regent (see Note 2), the Company was reimbursed for all operating lease payments subsequent to October 10, 1997. The lease agreements were assumed by Regent upon the closing of the sales agreement with Regent on June 15, 1998.

8.       INCOME TAXES

         The Company's operations are included in the consolidated federal and state income tax returns of Redwood. Under Redwood's tax allocation method, a tax provision is allocated to the Company based upon a calculation of income taxes as if the Company filed separate income tax returns.

         As of March 31, 1998, Redwood has approximately $540,000 of consolidated net operating loss carryovers of which approximately $240,000 were attributable to the Company. The carryovers expire in various years through 2013 and result in deferred income tax assets of approximately $80,000. However, because of the uncertainty regarding future realization of the deferred income tax assets, the Company has established a valuation allowance of $80,000 as of March 31, 1998. The valuation allowance increased (decreased) by $12,000 and $(52,000) during the years ended March 31, 1998 and 1997, respectively.


9.       OTHER INCOME

         Included in other income for the year ended March 31, 1998 is a $36,205 gain resulting from a FCC license auction and settlement agreement.


10.      SUBSEQUENT EVENT

         On June 15, 1998, Alta exercised its option to acquire KNRO-FM and KRRX-FM (see Note 2). Alta was simultaneously sold to Regent with Redwood receiving as consideration approximately $950,000 cash and 200,000 shares of Regent's Series E preferred stock. Regent also assumed approximately $1,500,000 of the Company's liabilities. Regent operated such stations through June 15, 1998 under a LMA which was effective on October 10, 1997.



--------------------------------------------------------------------------------

POWER SURGE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF POWER CURVE, INC.)


BALANCE SHEETS
AT MARCH 31, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------

ASSETS                                         March 31,             December 31,
                                                 1998                    1997
                                              -----------            -----------
                                              (UNAUDITED)
CURRENT ASSETS
Cash                                          $       (45)           $        82
Accounts receivable, net                           18,735                      0
Income taxes receivable                             4,000                  4,000
Receivable from related party                      61,537                 65,137
                                              -----------            -----------

Total current assets                               84,227                 69,219

PROPERTY AND EQUIPMENT, net                       148,202                152,273
INTANGIBLE ASSETS, net                            929,726                953,477
                                              -----------            -----------

TOTAL                                         $ 1,162,155            $ 1,174,969
                                              ===========            ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Payable to Power Curve, Inc.                  $     2,883            $     2,133
Accounts payable                                      117                    117
                                              -----------            -----------

Total current liabilities                           3,000                  2,250
                                              -----------            -----------

STOCKHOLDER'S EQUITY
Common stock, no par value; 1,500
    shares authorized; 1,250 shares issued
    and outstanding                             1,202,500              1,202,500
Accumulated deficit                               (43,345)               (29,781)
                                              -----------            -----------
Total stockholder's equity                      1,159,155              1,172,719
                                              -----------            -----------
TOTAL                                         $ 1,162,155            $ 1,174,969
                                              ===========            ===========


See notes to financial statements.
--------------------------------------------------------------------------------


POWER SURGE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF POWER CURVE, INC.)


STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1997
-------------------------------------------------------------------------------
                                                   1998                    1997
                                                 ---------               ---------
                                                (UNAUDITED)              (UNAUDITED)
REVENUE
Broadcast revenue                               $      0                  $  74,704
Less agency commissions                                0                      5,893
                                                --------                  ---------

Net revenue                                            0                     68,811
                                                --------                  ---------

OPERATING EXPENSE
Selling, general and administrative                  744                     24,203
Broadcasting                                           0                     32,438
Depreciation and amortization                     27,822                     19,094
                                                --------                  ---------

Total                                             28,566                     75,735
                                                --------                  ---------

LOSS FROM OPERATIONS                             (28,566)                    (6,924)
                                                --------                  ---------

Other income, net                                 15,003                          0
                                                --------                  ---------

LOSS BEFORE INCOME TAXES                         (13,563)                    (6,924)

INCOME TAXES                                           0                          0
                                                --------                  ---------

NET LOSS                                        $(13,563)                 $  (6,924)
                                                ========                  =========


See notes to financial statements
-------------------------------------------------------------------------------

POWER SURGE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF POWER CURVE, INC.)

STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1997
-------------------------------------------------------------------------------

OPERATING ACTIVITIES                                    1998           1997
                                                        ----           ----
                                                     (UNAUDITED)     (UNAUDITED)
Net loss                                            $   (13,563)  $    (6,924)
Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                        27,822        19,094
    Changes in operating assets and
    liabilities:
       Accounts receivable                              (18,736)      (50,679)
       Receivable from related party                      3,600             0
       Accounts payable and accrued expenses                750        41,596
                                                    -----------   -----------

Net cash provided by (used in)
    operating activities                                   (127)        3,087
                                                    -----------   -----------

FINANCING ACTIVITIES

Borrowings from Power Curve, Inc.                             0        11,000
                                                    -----------   -----------

Net cash provided by financing activities                     0        11,000
                                                    -----------   -----------

NET INCREASE IN CASH                                       (127)       14,087

CASH, Beginning of period                                    82             0
                                                    -----------   -----------

CASH, End of period                                 $       (45)  $    14,087
                                                    ===========   ===========





See notes to financial statements.
--------------------------------------------------------------------------------

POWER SURGE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF POWER CURVE, INC.)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)




1. BASIS OF PRESENTATION AND ACCOUNTING POLICIES -- These unaudited interim financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly, in all material respects, the financial position of its subsidiaries as of December 31, 1997 and the results of operations and cash flows for the three month period ended March 31, 1998 and 1997. Because all of the disclosures required by generally accepted accounting principles are not included, these interim statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1997. The year end balance sheet data was derived from the audited financial statements. The statements of operations for the periods presented are not necessarily indicative of results to be expected for any future period or for the entire year.

2.       RADIO STATION ACQUISITIONS

         On January 31, 1997, Power Curve acquired radio stations KNRO-AM (KNRO) and KARZ-FM (KARZ), licensed in Redding, California, for $480,000 in cash and a $720,000 promissory note. Power Surge operated the stations from February 1, 1997 through March 31, 1997 under a Local Marketing Agreement (LMA) with Power Curve. On March 31, 1997, the stations were contributed to Power Surge by Power Curve. This contribution was recorded as contributed capital of $1,200,000 and was allocated to accounts receivable, property and equipment, noncompete agreement and license costs based on their respective estimated fair estimated values. Since Power Curve is the parent company of Power Surge and it was the intention to have Power Surge own and operate the stations upon acquisition, the accompanying financial statements have been prepared as if Power Surge owned the stations during the period from February 1, 1997 through March 31, 1997 (the date of the contribution).

         Effective April 1, 1997, Alta California Broadcasting, Inc. (Alta), an affiliated entity under common control, acquired an option to purchase KNRO and KARZ from Power Surge. Under the terms of the option agreement, Alta can either (1) purchase the stations for $1,200,000 in cash or (2) issue 1,000,000 shares of its common stock in exchange for all of the issued and outstanding shares of common stock of Power Surge. The option terminates on March 31, 1998. Concurrently, Alta entered into a LMA with Power Surge for a period of one year. Under the terms of the LMA, Alta is operating KNRO and KARZ and is obligated to pay Power Surge a monthly fee of $5,000. Accordingly, the operating activities of the radio stations from April 1, 1997 through September 30, 1997 are not reflected in the accompanying financial statements.

         Effective May 16, 1997, KARZ changed its call letters to KRRX-FM.

3.       STOCK SALE AGREEMENT

         Effective October 10, 1997, Alta entered into an agreement to merge with Regent Acquisition Corp., a subsidiary of Regent Communications, Inc. (Regent). In conjunction with this agreement and effective October 10, 1997, Redwood Broadcasting Inc. entered into an operating agreement with Regent under which the operations of KNRO and KRRX are managed by Regent and Power Surge receives a monthly fee. Alta is required to exercise its option and complete its acquisition of KNRO and KRRX from Power Surge prior to the closing of the merger.

CONTINENTAL RADIO BROADCASTING, L.L.C.
BALANCE SHEET

at March 31, 1998 and December 31, 1997

                                                ASSETS
                                                                         March 31,                         December 31,
                                                                           1998                                1997
                                                                       --------------                    --------------
                                                                        (UNAUDITED)
 Current assets:
       Cash                                                            $           0                     $         373
       Trade accounts receivable, less allowance for doubtful
        accounts of $14,144 in 1998 and $26,000 in 1997                      162,350                           172,345
       Other receivables                                                      13,428                             7,544
       Prepaid expenses                                                        3,319                             4,125
                                                                       -------------                    --------------

          Total current assets                                               179,097                           184,507

 Property, plant and  equipment, net                                         280,226                           303,560
 Intangible assets, net                                                    1,056,895                           948,647
 Other assets, net                                                             4,143                           127,527
                                                                       -------------                    --------------

          Total assets                                                 $   1,520,361                     $   1,564,241
                                                                       =============                    ==============

          LIABILITIES AND PARTNER'S DEFICIT

 Current liabilities:
       Accounts payable                                                $      53,290                     $      46,683
       Book overdraft                                                         18,589                             8,950
       Accrued expenses                                                       73,729                            69,066
       Current portion of long-term debt                                   1,725,000                         1,670,000
                                                                       -------------                    --------------

          Total current liabilities                                        1,870,608                         1,794,699

 Long-term debt                                                                    0                            90,000
                                                                       -------------                    --------------

          Total liabilities                                                1,870,608                         1,884,699
                                                                       -------------                    --------------

 Commitments and contingencies

 Partner's Deficit:
       Capital contributions                                           $      10,000                     $      10,000
       Deficit                                                              (360,247)                         (330,458)
                                                                       -------------                    --------------

          Total partner's deficit                                           (350,247)                         (320,458)
                                                                       -------------                    --------------

          Total liabilities and partner's deficit                      $   1,520,361                     $   1,564,241
                                                                       =============                     =============


The accompanying notes are an integral part of the financial statements.

CONTINENTAL RADIO BROADCASTING, L.L.C.
STATEMENT OF OPERATIONS

for the three months ended March 31, 1998 and March 31, 1997




                                                                  1998                1997
                                                                  ----                ----
                                                               (UNAUDITED)        (UNAUDITED)
 Broadcast revenue                                            $    253,054        $   220,233

 Less agency commissions                                            14,407             14,048
                                                              -------------       -----------

       Net revenue                                                 238,647            206,185

 Broadcast operating expenses                                      173,484            128,056

 Depreciation and amortization                                      50,999             67,911
                                                              -------------       -----------

       Operating income                                             14,164             10,218

 Interest expense                                                   43,954             46,424
                                                              -------------       -----------

       Net loss                                               $    (29,032)       $   (36,206)
                                                              =============       ===========


The accompanying notes are an integral part of the financial statements.

CONTINENTAL RADIO BROADCASTING, L.L.C.
STATEMENT OF CASH FLOWS

for the three months ended March 31, 1998 and March 31, 1997

                                                                      1998                         1997
                                                                      ----                         ----
                                                                   (UNAUDITED)                 (UNAUDITED)
 Cash flows from operating activities:
     Net loss                                                    $     (29,032)               $     (36,206)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
     Depreciation                                                       26,081                       40,686
     Amortization                                                       24,918                       27,225
 Changes in operating assets and liabilities:
     Accounts receivable                                                10,115                        7,272
     Other receivables, prepaid expenses and other assets              (14,860)                     (14,398)
     Accounts payable                                                   16,688                      (20,999)
     Accrued expenses                                                    4,663                          729
     Other                                                              (1,199)                           0
                                                                 -------------                -------------

     Net cash provided by operating activities                          37,374                        4,309
                                                                 -------------                -------------

 Cash flows from investing activities:
     Capital expenditures                                               (2,747)                     (28,405)
                                                                 -------------                -------------

 Net cash used in investing activities                                  (2,747)                     (28,405)

 Cash flows from financing activities:
     Borrowings of long term debt                                            0                       10,500
     Payments of long term debt                                        (35,000)                     (35,000)
                                                                 -------------                -------------

 Net cash used in financing activities                                 (35,000)                     (24,500)
                                                                 -------------                -------------

 Net decrease  in cash                                                    (373)                     (48,592)
                                                                 -------------                -------------

 Cash,  beginning of  period                                               373                       74,927
                                                                 -------------                -------------

 Cash, end of period                                             $           0                $      26,331
                                                                 =============                =============


The accompanying notes are integral part of the financial statements.

CONTINENTAL RADIO BROADCASTING, L.L.C.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)



1.       BASIS OF PRESENTATION AND ACCOUNTING POLICIES:
         ----------------------------------------------

         These unaudited interim financial statements reflect all norma recurring adjustments which are, in the opinion of management, necessary to present fairly, in all material respects, the financial position of The Park Lane Group and its subsidiaries as of December 31, 1997 and the results of operations and cash flows for the three month period ended March 31, 1998 and 1997. Because all of the disclosures required by generally accepted accounting principles are not included, these interim statements should be read in conjunction with the audited financial statements and does not include all of the disclosures required by generally accepted accounting principles. The statements of operations for the periods presented are not necessarily indicative of results to be expected for any future period, not for the entire year.

2.       ASSET SALE AGREEMENT:
         ---------------------

         On December 9, 1997, the Company entered into an agreement to sell substantially all of the assets of radio stations KFLG (FM) and KFLG
         (AM) to Regent Communications, Inc. for approximately $3,600,000 in cash, subject to adjustment. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals.

REPORT OF INDEPENDENT ACCOUNTANTS

To Ruby Broadcasting, Inc.

In our opinion, the accompanying Statement of Net Assets Acquired of radio station KZXY (FM) ("KZXY") presents fairly, in all material respects, the net assets acquired of KZXY at June 15, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management, our responsibility is to express an opinion on this financial statement based on our audits. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/PricewaterhouseCoopers LLP



Cincinnati, Ohio
June 15, 1998

RADIO STATION KZXY (FM)
STATEMENT OF NET ASSETS ACQUIRED

June 15, 1998



Assets Acquired:


Property and equipment                        $  289,000

Intangible assets                              5,129,000
                                              ----------

    Total assets acquired                     $5,418,000
                                              ==========


The accompanying notes are an integral part of this financial statement.

RADIO STATION KZXY (FM)
NOTES TO FINANCIAL STATEMENT


1.    BASIS OF PRESENTATION, ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:

      a. ORGANIZATION AND BUSINESS: KZXY (FM), a radio station located in Apple Valley, California, is owned and operated by Ruby Broadcasting, Inc., a Delaware corporation.

            In December 1997, Ruby entered into an agreement to sell the FCC license and related operating assets of this station to Regent Communications, Inc. ("Regent") for $5,000,000 in cash, subject to adjustment. The transaction was consummated on June 15, 1998.


      b. BASIS OF PRESENTATION: The transaction has been accounted for under the purchase method of accounting and the purchase price allocated to the assets acquired on the basis of their fair market value. A statement of net assets acquired for radio station KZXY (FM) has not been presented on a historical cost basis because not all of the required financial information is available.


      c. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts to revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    PROPERTY EQUIPMENT:

      Property equipment acquired consist of the following:

       Leasehold improvements                                      $    5,457
       Office equipment                                                14,030
       Broadcast equipment                                            229,305
       Furniture and fixtures                                          26,563
       Vehicles                                                        13,645
                                                                   ----------
                                                                   $  289,000
                                                                   ==========

3.    INTANGIBLE ASSETS:

      Intangible assets acquired consists of the following:


         Acquisition cost allocated to FCC license                 $5,129,000
                                                                   ==========

RADIO STATION KZXY (FM)
STATEMENT OF REVENUES AND DIRECT EXPENSES for the three months ended March 31, 1998 and 1997 (Unaudited)

                                                       1998             1997
                                                   -----------       -----------
Broadcast revenue                                  $         0       $   276,321
Time Brokerage Fees                                     56,500                 0
Less agency commissions                                      0            (9,379)
                                                   -----------       -----------
     Net revenue                                        56,500           266,942

Broadcast operating expenses                             5,078           115,406

Depreciation and amortization                            7,621             6,617

General and administrative expenses                          0            97,895
                                                   -----------       -----------
     Total direct expenses                              12,699           219,918

Excess of revenues over direct expenses            $    43,801       $    47,024
                                                   ===========       ===========


The accompanying note is an integral part of this financial statement.

RADIO STATION KZXY (FM)
NOTE TO STATEMENT OF REVENUES AND DIRECT EXPENSES


1.  BASIS OF PRESENTATION, ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:

    ORGANIZATION AND BUSINESS: KZXY (FM), a radio station located in Apple Valley, California, is owned and operated by Ruby Broadcasting, Inc. ("Ruby"), a Delaware corporation. The Statement of Revenues and Direct Expenses includes certain costs shared with other stations under common ownership. These amounts primarily cover administrative and production support, facility costs, repairs and supplies. These costs have generally been allocated among the affiliated stations based on estimated time spent, space or volume of use. Management believes that these allocation methods are reasonable. As a result of the allocations, however, the financial statements presented may not be indicative of the results achieved had the Company operated as a nonaffiliated entity.

    In December 1997, Ruby entered into an agreement to sell the FCC license and related operating assets of this station and radio station KIXW (AM) to Regent Communications, Inc. ("Regent") for $6,000,000 in cash, subject to adjustment. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals. Additionally, on January 1, 1998, Ruby entered into a time brokerage agreement with Regent Communications, Inc. related to radio stations KZXY (FM) and KIXW (AM).

          (b)  PROFORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements are included in this report or, where indicated, are incorporated by reference herein:


                                                                           Page
                                                                           ----
     Pro Forma Condensed Combined Financial Statements Introduction........ P-2
     Pro Forma Condensed Combined Balance Sheet at March 31, 1998.......... P-3
     Pro Forma Condensed Combining Statement of operations for the
       Three Months Ended March 31, 1998................................... P-4
     Notes to Unaudited Pro Forma Condensed Combined Financial
       Statements.......................................................... P-5


     Pro Forma Condensed Combined Financial Statements Introduction........ *
     Pro Forma Condensed Combined Balance Sheet at December 31, 1997....... *
     Condensed Combining Statement of Operations for the
       Year Ended December 31, 1997........................................ *
     Notes to Pro Forma Condensed Combined Financial Statements............ *



   * This pro forma financial information, appearing under the heading "Unaudited Pro Forma Condensed Combined Financial Statements of Regent Communications, Inc." on pages 56 through and including 63 of the Company's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998, are incorporated herein by this reference.

                              UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                         OF REGENT COMMUNICATIONS, INC.

INTRODUCTION



     The following unaudited pro forma condensed combined financial statements reflect the effect of the Merger between Regent and Faircom consummated on June 15, 1998 and the effects of Regent's significant acquisitions of radio stations owned by The Park Lane Group ("Park Lane"), Alta California Broadcasting, Inc. ("Alta"), Power Surge, Inc. ("Power Surge"), Continental Radio Broadcasting L.L.C. ("Continental") and Ruby Broadcasting, Inc. ("Ruby" or "KZXY(FM)") (the "Included Transactions"), and the related financing transactions also consummated on June 15, 1998. Regent acquired all of the outstanding common stock of Faircom in the Merger. For accounting purposes, the Merger is being accounted for under the purchase method of accounting as a reverse merger since the shareholders of Faircom are receiving the larger shareholding in the merged company. The Included Transactions are also being accounted for under the purchase method of accounting with Regent being identified as the acquiror.

     The unaudited pro forma condensed combined balance sheet gives effect to the Merger and the Included Transactions as if they had occurred on March 31, 1998. The unaudited pro forma condensed combined statements of operations gives effect to these transactions as if they had occurred on January 1, 1997. The purchase price of each acquisition has been allocated to the acquirees' historical assets and liabilities based on their respective fair market values. The fair value of assets acquired was determined based on a detailed analysis prepared by an independent appraisal for each consummated transaction.


     The unaudited pro forma condensed combined financial statements do not purport to present the actual financial position or results of operations of Regent had the transactions and events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma financial information is based on certain assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial statements and should be read in conjunction therewith.

     No pro forma adjustments have been made to reflect Regent's acquisitions of radio stations KIXA(FM) in Lucerne Valley, California and KIXW(AM) in Apple Valley, California because Regent has determined that the impact of such transactions was not material to Regent's results of operations or financial condition. In addition, historical balance sheet data has not been included in the Condensed Combined Balance Sheet to reflect Regent's acquisition of radio station KZXY(FM) in Apple Valley, California because the required financial information cannot be obtained. However, the Pro Forma Condensed Combined Balance Sheet does reflect the fair value of assets acquired for KZXY(FM).

                          REGENT COMMUNICATIONS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                MARCH 31, 1998
                                  (UNAUDITED)

                                                             PRO FORMA                      INCLUDED TRANSACTIONS
                                                            ADJUSTMENTS       REGENT      -------------------------
                                                              FOR THE      AS ADJUSTED
                                HISTORICAL    HISTORICAL       MERGER        FOR THE       HISTORICAL    HISTORICAL
                                  REGENT       FAIRCOM        (NOTE 3)        MERGER       PARK LANE        ALTA
                                -----------  ------------   ------------   ------------   ------------   ----------
ASSETS
Current assets:
  Cash........................  $   223,868   $   524,181                 $   748,049   $   334,647   $    31,143
  Accounts receivable.........    1,375,251     1,086,206                   2,461,457        18,490        99,163
  Prepaid expenses and
    other.....................    9,833,978        59,048                   9,893,026       109,089        11,059
                                -----------   -----------   -----------   -----------   -----------   -----------
        Total current
          assets..............   11,433,097     1,669,435                  13,102,532       462,226       141,365
Property and equipment, net...      101,383     2,299,151                   2,400,534     2,354,199       227,249
Intangible assets, net........                  8,605,826   $   650,668     9,256,494     5,786,155       915,716
Deferred charges and other....    2,072,180     1,311,147  ($ 1,470,668)    1,912,659             0     1,010,666
                                -----------   -----------   -----------   -----------   -----------   -----------
        Total assets..........  $13,606,660   $13,885,559  ($   820,000)  $26,672,219   $ 8,602,580   $ 2,294,996
                                ===========   ===========   ===========   ===========   ===========   ===========

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Account payable, accrued
    liabilities and other.....   $2,050,823    $  650,392                  $2,701,215   $   346,644   $ 1,812,832
  Notes payable...............    7,500,000                                 7,500,000       120,000       263,004
  Current portion of long-term
    debt......................                    460,012  ($   460,012)                    755,837
                                -----------   -----------   -----------   -----------   -----------   -----------
        Total current
          liabilities.........    9,550,823     1,110,404      (460,012)   10,201,215     1,222,481     2,075,836

Long-term debt, net of current
  maturities..................                 22,886,652    (9,539,988)   13,346,664     5,537,896       428,371
Other.........................                    611,919                     611,919
                                -----------   -----------   -----------   -----------   -----------   -----------
        Total liabilities.....    9,550,823    24,608,975   (10,000,000)   24,159,798     6,760,377     2,504,207
Redeemable preferred stock....    2,332,194                                 2,332,194     6,748,751
Shareholders' equity:
  Preferred stock.............    3,000,000                   1,723,643     4,723,643     5,595,875
  Common stock................        2,400        73,782       (73,782)        2,400     1,631,049       225,000
  Additional paid-in
    capital...................      465,997     2,605,813     6,982,385    10,054,195
  Retained earnings
    (deficit).................   (1,744,754)  (13,403,011)      547,754   (14,600,011)  (12,133,472)     (434,211)
                                -----------   -----------   -----------   -----------   -----------   -----------
        Total shareholders'
          equity (deficit)....    1,723,643   (10,723,416)    9,180,000       180,227    (4,906,548)     (209,211)
                                -----------   -----------   -----------   -----------   -----------   -----------
        Total liabilities and
          shareholders'
          equity..............  $13,606,660   $13,885,559  ($   820,000)  $26,672,219   $ 8,602,580   $ 2,294,996
                                ===========   ===========   ===========   ===========   ===========   ===========
                                                            PRO FORMA      PRO FORMA
                                 INCLUDED TRANSACTIONS     ADJUSTMENTS    ADJUSTMENTS
                                ------------------------     FOR THE          FOR
                                HISTORICAL                   INCLUDED      FINANCING
                                  POWER      HISTORICAL    TRANSACTIONS   TRANSACTIONS     COMBINED
                                  SURGE      CONTINENTAL     (NOTE 3)       (NOTE 3)      PRO FORMA
                                ----------   -----------   ------------   ------------   ------------
ASSETS
Current assets:
  Cash........................   ($      45)               ($  1,000,000)                 $   113,794
  Accounts receivable.........       80,272   $   175,778       (175,778)                   2,659,782
  Prepaid expenses and
    other.....................        4,000         3,319     (1,928,319)                   8,092,174
                                -----------   -----------   ------------   ------------   -----------
        Total current
          assets..............       84,227       179,097     (3,104,097)                  10,865,350
Property and equipment, net...      148,202       280,226      3,412,637                    8,823,047
Intangible assets, net........      929,726     1,056,895     25,416,508                   43,361,494
Deferred charges and other....                      4,143        (42,143)                   2,885,325
                                -----------   -----------   ------------   ------------   -----------
        Total assets..........  $ 1,162,155   $ 1,520,361     25,682,905   $          0   $65,935,216
                                ===========   ===========   ============   ============   ===========

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Account payable, accrued
    liabilities and other.....  $     3,000   $   145,608  ($  1,168,608)                 $ 3,840,691
  Notes payable...............                                  (383,004)                   7,500,000
  Current portion of long-term
    debt......................                  1,725,000     (2,480,837)                           0
                                -----------   -----------   ------------   ------------   -----------
        Total current
          liabilities.........        3,000     1,870,608     (4,032,449)                  11,340,691
Long-term debt, net of current
  maturities..................                                31,229,254   $(15,900,000)   34,642,185
Other.........................                                                2,580,000     3,191,919
                                -----------   -----------   ------------   ------------   -----------
        Total liabilities.....        3,000     1,870,608     27,196,805    (13,320,000)   49,174,795
Redeemable preferred stock....                                (6,748,751)    16,360,000    18,692,194
Shareholders' equity:
  Preferred stock.............                                (4,595,875)    (3,000,000)    2,723,643
  Common stock................    1,202,500                   (3,058,549)                       2,400
  Additional paid-in
    capital...................                     10,000        (10,000)       (40,000)   10,014,195
  Retained earnings
    (deficit).................      (43,345)     (360,247)    12,899,275                  (14,672,011)
                                -----------   -----------   ------------   ------------   -----------
        Total shareholders'
          equity (deficit)....    1,159,155      (350,247)     5,234,851     (3,040,000)   (1,931,773)
                                -----------   -----------   ------------   ------------   -----------
        Total liabilities and
          shareholders'
          equity..............  $ 1,162,155   $ 1,520,361   $ 25,682,905   $          0   $65,935,216
                                ===========   ===========   ============   ============   ===========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                          REGENT COMMUNICATIONS, INC.

                  CONDENSED COMBINING STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                                        PRO FORMA
                                                                       ADJUSTMENTS         REGENT        INCLUDED TRANSACTIONS
                                                                      FOR THE MERGER    AS ADJUSTED     ------------------------
                                                                      AND HISTORICAL   FOR THE MERGER
                                          HISTORICAL    HISTORICAL     ACQUISITION     AND HISTORICAL   HISTORICAL    HISTORICAL
                                            REGENT        FAIRCOM        (NOTE 4)       ACQUISITION      PARK LANE       ALTA
                                          -----------   -----------   --------------   --------------   -----------   ----------
Net revenue.............................  $ 2,415,758   $ 1,465,077                     $ 3,880,835                   $  12,787

Broadcast operating expenses............    2,374,202     1,098,911                       3,473,113     $    (7,402)     34,752
Time brokerage agreement fees, net......      235,000                                       235,000        (252,600)
Depreciation and amortization...........        2,364       290,548    $     3,250          296,162         299,489      34,230
Corporate general and administrative
  expenses..............................      231,095       113,528        130,000          474,623          92,473
                                          -----------   -----------    -----------      -----------     -----------   ---------
    Operating income (loss).............     (426,903)      (37,910)      (133,250)        (598,063)       (131,960)    (56,195)
Interest expense........................      203,928       503,770                         707,698         148,626       9,747
Other income (expense), net.............        1,908        12,152                          14,060          19,372      (1,570)
                                          -----------   -----------    -----------      -----------     -----------   ---------
Income (loss) from continuing operations
  before income taxes...................     (628,923)     (529,528)      (133,250)      (1,291,701)       (261,214)    (67,512)
Provision (benefit) for income taxes....                     12,000        (12,000)
                                          -----------   -----------    -----------      -----------     -----------   ---------
Income (loss) from continuing
  operations............................  $  (628,923)  $  (541,528)   $  (121,250)     $(1,291,701)    $  (261,214)  $ (67,512)
                                          ===========   ===========    ===========      ===========     ===========   =========
  Earnings per share data:
    Loss from continuing operations.....     (628,923)                                   (1,291,701)
                                          ===========                                   ===========
    Preferred stock dividend
      requirements......................     (159,250)                                     (484,804)
    Preferred stock accretion...........            0                                             0
                                          -----------                                   -----------
      Loss applicable to common
        shares..........................     (788,173)                                   (1,776,505)
                                          ===========                                   ===========
    Basic and diluted loss per common
      share.............................  $     (3.28)                                  $     (7.40)
                                          ===========                                   ===========
    Weighted average shares
      outstanding.......................      240,000                                       240,000
                                          ===========                                   ===========

                                                                                   PRO FORMA
                                                  INCLUDED TRANSACTIONS           ADJUSTMENTS
                                          -------------------------------------     FOR THE
                                          HISTORICAL                                INCLUDED
                                            POWER      HISTORICAL    HISTORICAL   TRANSACTIONS     COMBINED
                                            SURGE      CONTINENTAL    KZXY(FM)      (NOTE 4)      PRO FORMA
                                          ----------   -----------   ----------   ------------   ------------
Net revenue.............................               $  238,647                                $  4,132,269
Broadcast operating expenses............  $     745       173,484    $    5,078                     3,679,770
Time brokerage agreement fees, net......    (15,000)                    (56,500)  $    89,100               0
Depreciation and amortization...........     27,822        50,999         7,621        14,000         730,323
Corporate general and administrative
  expenses..............................                                             (181,573)        385,523
                                          ---------    ----------    ----------   -----------    ------------
    Operating income (loss).............    (13,567)       14,164        43,801        78,473        (663,347)
Interest expense........................                      954                     (92,000)        818,025
Other income (expense), net.............          3                                                    31,865
                                          ---------    ----------    ----------   -----------    ------------
Income (loss) from continuing operations
  before income taxes...................    (13,564)      (29,032)       43,801       170,473      (1,449,507)
Provision (benefit) for income taxes....                                                                    0
                                          ---------    ----------    ----------   -----------    ------------
Income (loss) from continuing
  operations............................  $ (13,564)   $  (29,032)   $   43,801   $   170,473    $ (1,449,507)
                                          =========    ==========    ==========   ===========    ============
  Earnings per share data:
    Loss from continuing operations.....                                                           (1,449,507)
                                                                                                 ============
    Preferred stock dividend
      requirements......................                                                             (828,555)
    Preferred stock accretion...........                                                             (232,845)
                                                                                                 ------------
      Loss applicable to common
        shares..........................                                                           (2,510,907)
                                                                                                 ============
    Basic and diluted loss per common
      share.............................                                                         $     (10.46)
                                                                                                 ============
    Weighted average shares
      outstanding.......................                                                              240,000
                                                                                                 ============


---------------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                         OF REGENT COMMUNICATIONS, INC.
1. GENERAL

     The Merger will be accounted for under the purchase method of accounting as a reverse merger since the shareholders of Faircom are receiving the larger portion of voting rights in the merged company. The Included Transactions will also be accounted for under the purchase method of accounting with Regent being identified as the acquiror.


     The historical financial statements reflect the financial position and results of operations of Regent, Faircom, and the other Included Transactions (the "Pro Forma Companies") and were derived from the respective entities financial statements.


2. THE MERGER AND INCLUDED TRANSACTIONS:

     The following table sets forth the consideration to be paid in cash and shares of Regent's Preferred Stock to the common stockholders of Faircom and the owners of each of the Included Transactions, the allocation of the consideration to net assets acquired, station licenses and the resulting goodwill. For purposes of computing the estimated purchase price for accounting purposes, the value of shares issued is determined using the estimated fair value of net assets received.


     The purchase price of each acquisition has been allocated to the acquirees' assets and liabilities based on their respective fair market values. The fair value of assets acquired was determined based on an independent appraisal for each consummated transaction.

                                                 Total Consideration(a)
                                      --------------------------------------------
                                          FAIR       CASH EXCLUDING
                                      MARKET VALUE    LIABILITIES                      ADJUSTED        STATION
      ACQUISITION          SHARES       OF STOCK       ASSUMED(b)         TOTAL      NET ASSETS(c)    LICENSES      GOODWILL
      -----------         ---------   ------------   --------------    -----------   -------------   -----------   ----------
Merger:
  Regent................  3,720,620   $ 1,723,643(d)                   $ 1,723,643    $ 1,072,975                  $  650,668
Included Transactions:
  Park Lane.............                              $18,228,000       18,228,000     (1,725,000)   $18,131,000    1,822,000
  Alta/Power Surge......    200,000     1,000,000       1,387,000        2,387,000       (388,000)     3,369,000      406,000
  Continental...........                                3,995,000        3,995,000        562,000      3,140,000      293,000
  KZXY(FM)..............                                5,418,000        5,418,000        289,000      4,662,000      464,000
                          ---------   -----------     -----------      -----------    -----------    -----------   ----------
                          3,920,620   $ 2,723,643     $29,028,000      $31,751,643    $  (189,025)   $28,302,000   $3,635,668
                          =========   ===========     ===========      ===========    ===========    ===========   ==========


---------------

(a) Amounts include estimated acquisition costs and closing adjustments.


(b) Does not include $6,880,000 of liabilities assumed in the Park Lane stock purchase transaction and $1,500,000 of liabilities assumed in the Alta/Power Surge stock purchase transaction.


(c) Net of certain assets which will not be acquired and certain liabilities which will not be assumed, including pre-existing intangible assets. See
    Note 3.


(d) Represents the assigned value under reverse merger purchase accounting based on the fair value of Regent's net assets as of March 31, 1998.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                 OF REGENT COMMUNICATIONS, INC. -- (CONTINUED)

3. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS

     The following table summarizes unaudited pro forma condensed combined balance sheet adjustments:

                                                                     PRO FORMA   INCLUDED TRANSACTIONS ADJUSTMENTS
                                          MERGER ADJUSTMENTS        ADJUSTMENTS  ---------------------------------
                                          (A)            (B)           MERGER          (C)                (D)
                                      ------------   ------------   ------------   ------------       -----------
ASSETS
Current assets:
 Cash...............................                                               ($1,000,000)
 Accounts receivable................                                                  (175,778)
 Prepaid expenses and other.........                                                (1,928,319)
                                      ------------   ------------   ------------   ------------       -----------
   Total current assets.............                                                (3,104,097)
 Property and equipment, net........                                                 3,123,637         $  289,000
 Intangible assets, net.............                  $   650,668    $   650,668    20,287,508          5,129,000
 Deferred charges and other
   assets...........................                   (1,470,668)    (1,470,668)       95,857           (138,000)
                                      ------------   ------------   ------------   ------------       -----------
   Total assets.....................   $         0      ($820,000)     ($820,000)  $20,402,905         $5,280,000
                                      ============   ============   ============   ============       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable, accrued
   liabilities and other current
   liabilities......................                                               ($1,168,608)
 Notes payable......................                                                  (383,004)
 Current portion of long term
   debt.............................                    ($460,012)     ($460,012)   (2,480,837)
                                      ------------   ------------   ------------   ------------       -----------
   Total current liabilities........                     (460,012)      (460,012)   (4,032,449)
Long-term debt, net of current
 maturities.........................  ($10,000,000)       460,012     (9,539,988)   25,949,254         $5,280,000
Other...............................
                                      ------------   ------------   ------------   ------------       -----------
   Total liabilities................   (10,000,000)                  (10,000,000)   21,916,805         5,280,000
Redeemable preferred stock..........                                                (6,748,751)
Shareholders' equity:
 Preferred stock....................                    1,723,643      1,723,643    (4,595,875)
 Common stock.......................       190,120       (263,902)       (73,782)   (3,058,549)
 Additional paid-in capital.........    10,234,880     (3,252,495)     6,982,385       (10,000)
 Retained earnings (deficit)........      (425,000)       972,754        547,754    12,899,275
                                      ------------   ------------   ------------   ------------       -----------
   Total shareholders' equity
     (deficit)......................    10,000,000       (820,000)     9,180,000     5,234,851
                                      ------------   ------------   ------------   ------------       -----------
   Total liabilities and
     shareholders' equity
     (deficit)......................            $0      ($820,000)     ($820,000)  $20,402,905         $5,280,000
                                      ============   ============   ============   ============       ===========


                                       PRO FORMA                                  PRO FORMA
                                      ADJUSTMENTS                                ADJUSTMENTS
                                        FOR THE        FINANCING TRANSACTIONS        FOR
                                        INCLUDED      -------------------------    FINANCING
                                      TRANSACTIONS       (E)           (F)       TRANSACTIONS
                                      ------------   -----------   -----------   ------------
ASSETS
Current assets:
 Cash...............................   ($1,000,000)
 Accounts receivable................      (175,778)
 Prepaid expenses and other.........    (1,928,319)
                                       -----------     ------------   -----------   -----------
   Total current assets.............    (3,104,097)
 Property and equipment, net........     3,412,637
 Intangible assets, net.............    25,416,508
 Deferred charges and other
   assets...........................       (42,143)
                                       -----------     ------------   -----------   -----------
   Total assets.....................   $25,682,905      $         0    $        0    $        0
                                       ===========     ============   ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable, accrued
   liabilities and other current
   liabilities......................   $(1,168,608)
 Notes payable......................      (383,004)
 Current portion of long term
   debt.............................    (2,480,837)
                                       -----------     ------------   -----------   -----------
   Total current liabilities........    (4,032,449)
Long-term debt, net of current
 maturities.........................    31,229,254      $ (7,800,000) $ (8,100,000) $(15,900,000)
Other...............................             0                      2,580,000     2,580,000
                                       -----------     ------------   -----------   -----------
   Total liabilities................    27,196,805       (7,800,000)   (5,520,000)  (13,320,000)
Redeemable preferred stock..........    (6,748,751)       7,800,000     8,560,000    16,360,000
Shareholders' equity:
 Preferred stock....................    (4,595,875)                    (3,000,000)   (3,000,000)
 Common stock.......................    (3,058,549)                       (40,000)      (40,000)
 Additional paid-in capital.........       (10,000)
 Retained earnings (deficit)........    12,899,275
                                       -----------     ------------   -----------   -----------
   Total shareholders' equity
     (deficit)......................     5,234,851                     (3,040,000)   (3,040,000)
                                       -----------     ------------   -----------   -----------
   Total liabilities and
     shareholders' equity
     (deficit)......................   $25,682,905      $         0   $         0   $         0
                                       ===========     ============   ===========   ===========

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
        FINANCIAL STATEMENTS OF REGENT COMMUNICATIONS, INC. -- CONTINUED

---------------

(A) Records the conversion of Class A and Class B Faircom Subordinated Notes into Faircom Common Stock immediately precedent to the Merger in the aggregate amount of $10,000,000.


     Also records a non-recurring charge to reflect the issuance of additional stock options to certain Faircom executives to purchase 1,118,700 shares of Faircom common stock conditional on the conversion of Class A and Class B Faircom Subordinated Notes into Faircom Common Stock in conjunction with the Merger. The total estimated non-recurring charge is approximately $425,000.

(B) Records the reverse merger transaction, consisting of 3,720,796 shares of preferred stock valued based on Regent's fair value of approximately $1,723,643 at March 31, 1998, including acquisition costs. The excess purchase price over the fair value of the net assets acquired is approximately $651,000.

     Also records non-recurring charges related to the write-off of Faircom's deferred financing costs and recognize fees associated with the early extinguishment of Faircom's debt.

(C) Records the purchase of the Included Transactions, except for KZXY (FM) (See Note D), consisting of approximately $23,610,000 in cash and 200,000 shares of preferred stock valued at $1,000,000, for a total estimated purchase price of $24,610,000. Adjustment reflects $164,651 of certain assets which will not be acquired and $352,019 of certain liabilities which will not be assumed in the Included Transactions. Adjustment also reflects the elimination of existing goodwill and other intangible assets. The excess purchase price over the fair value of the net assets acquired is $26,161,000. The cash portion of the purchase price was funded through the use of existing cash, that is in excess of operating needs, a bank credit facility and the issuance of additional equity securities. See Notes E and F. Adjustment also includes a credit facility fee of $1.2 million, which is reflected in Deferred Charges and Other in the Pro Forma Condensed Combined Balance Sheet.

(D) Records the purchase transaction of KZXY(FM) from Ruby for a total estimated purchase price of $5,418,000. Adjustment reflects the appraised values of assets acquired. A historical balance sheet does not appear in the Form 8-K because the required financial information cannot be obtained.

(E) Records final proceeds of $3,900,000 related to the original issuance of 1,000,000 shares of Series B Preferred Stock and the issuance of 780,000 shares of Series D Preferred Stock in the amount of $3,900,000 in conjunction with the Included Transactions. Proceeds from the issuances were used to reduce bank credit facility borrowings.

(F) Records the issuance of Series F Preferred Stock in the aggregate amount of $10,250,000, the issuance of Series A in the aggregate amount of $100,000 and the issuance of 860,000, 80,000, and 50,000 warrants to the holders of Series F Preferred Stock, Series A Preferred Stock, and Series B Preferred Stock, respectively, in conjunction with the Included Transactions. Holders of Series F Preferred Stock (and warrants related thereto) may put their respective shares of Series F Preferred Stock to Regent; therefore, the Series F Preferred Stock has been classified outside of equity. Shares of the Series A, B and D Preferred Stock (but not the Series C and E Preferred Stock) will be entitled to put to Regent for mandatory redemption on the same basis if the put rights related to the Series F Preferred Stock are exercised. Consequently, the Series A Preferred Stock has been reclassified to be excluded from equity to reflect such anticipated "put rights." The 860,000 Put Warrants issued to holders of Series F Preferred Stock have been assigned a fair value of $2,580,000 and have been classified as a long-term liability. The 80,000 and 50,000 Warrants issued to holders of Series A and Series B Preferred Stock have been assigned a fair value of $160,000 and $100,000, respectively. Both amounts have been classified as additional paid-in capital. Issuance fees of approximately $1,950,000 related to the Series A, B, D, and F Preferred Stock have been deducted from the proceeds. Issuance fees of approximately $300,000 related to Series C Preferred Stock have been presented as a reduction of Shareholders' Equity.

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS --
                                   CONTINUED

                         OF REGENT COMMUNICATIONS, INC.

4. UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS ADJUSTMENTS

     The following table summarizes unaudited pro forma condensed combining statement of operations adjustments:


FOR THE THREE MONTHS ENDED MARCH 31, 1998



                                                                                          PRO FORMA
                                                                                         ADJUSTMENTS
                                                      MERGER ADJUSTMENTS                FOR THE MERGER     INCLUDED TRANSACTIONS
                                            -------------------------------------       AND HISTORICAL    -----------------------
                                              (A)            (B)        (C)              ACQUISITION        (D)            (E)
                                            --------      --------     ---------       --------------     -------       ---------
Net revenue...............................
Broadcast operating expenses..............
Time brokerage agreement fees, net........
Depreciation and amortization.............  $  3,250                                     $     3,250     $ 14,000
Corporate general and administrative
  expenses................................                              $ 130,000            130,000
                                            --------      --------      ---------        -----------      -------        ---------
    Operating income (loss)...............    (3,250)                    (130,000)          (133,250)     (14,000)
Interest expense..........................                                                                               $ (92,000)
Other income (expense), net...............
                                            --------      --------      ---------        -----------      -------        ---------
Loss from continuing operations before
  income taxes............................    (3,250)                    (130,000)          (133,250)     (14,000)          92,000
Provision (benefit) for income taxes......                $(12,000)                          (12,000)
                                            --------      --------      ---------        -----------      -------        ---------
Income (loss) from continuing
  operations..............................  $ (3,250)     $ 12,000      $(130,000)       $  (121,250)    $(14,000)       $  92,000
                                            ========      ========      =========        ===========      =======        =========

                                                                                  PRO FORMA
                                                                                 ADJUSTMENTS
                                                  INCLUDED TRANSACTIONS            FOR THE
                                            ---------------------------------     INCLUDED
                                              (F)              (G)               TRANSACTIONS
                                            -------         ---------            ------------
Net revenue...............................                                      $         0
Broadcast operating expenses..............                                                0
Time brokerage agreement fees, net........                   $ 89,100                89,100
Depreciation and amortization.............                                           14,000
Corporate general and administrative
  expenses................................  $(92,473)         (89,100)             (181,573)
                                            --------         ---------          ------------
    Operating income (loss)...............    92,473                0                78,473
Interest expense..........................                                          (92,000)
Other income (expense), net...............                                                0
                                            --------         ---------          ------------
Loss from continuing operations before
  income taxes............................    92,473                                170,473
Provision (benefit) for income taxes......                                                0
                                            --------         ---------          ------------
Income (loss) from continuing
  operations..............................  $ 92,473         $      0           $   170,473
                                            ========         =========          ============


---------------

(A) Reflects the amortization of intangible assets to be recorded as a result of the Merger over 40 year estimated lives.

(B) Reflects the reduction in federal and state income taxes assuming a consolidated return basis of reporting. No deferred income tax assets have been recorded due to the uncertainty of the ultimate realization of future benefits from such assets.


(C) Reflects the incremental compensation expense related to certain employment agreements effective upon the Merger. A nonrecurring charge to reflect the issuance of additional stock options to certain Faircom executives to purchase 1,118,700 shares of Faircom Common Stock conditional on the conversion of Class A and Class B Faircom Subordinated Notes into Faircom Common Stock in conjunction with the Merger has not been reflected in the Unaudited Pro Forma Condensed Combining Statement of Operations. The total estimated nonrecurring charge is approximately $425,000.

(D) Reflects the amortization of intangible assets to be recorded as a result of the Included Transactions over 40-year estimated lives less historical amortization of goodwill and other intangible assets.

(E) Reflects a $196,000 reduction in interest expense associated with the borrowings under a bank credit facility necessary to complete the Included Transactions using an assumed rate of 8.25%. A 1/8% change in the interest rate under the Credit Agreement would result in a further reduction in interest expense of approximately $110,000 for the three months ended March 31, 1998. Adjustment also reflects amortization of estimated deferred financing costs over the seven year loan period of approximately $54,000 for the three months ended March 31, 1998. In conjunction with refinancing existing debt obligations related to the Merger, Regent will incur a prepayment penalty of approximately $370,000, and will write-off approximately $800,000 of deferred financing costs. These items will be accounted for as extraordinary items in the debt extinguishment period. The Unaudited Pro forma Condensed Combined Balance Sheet as of March 31, 1998 reflects the issuance of 820,000 Put Warrants to the holders of Series F Preferred Stock. Interest expense has been adjusted by $50,000 to reflect an estimated change in fair value for such warrants during the three month period ended March 31, 1998 using an assumed change in market value for Regent's Common Stock of 10%. A 0% and 20% change in Regent's Common Stock would result in a $80,000 decrease and $67,500 increase in interest expense, respectively, for the three months ended March 31, 1998. Once such Warrants have been issued, a valuation will be obtained on a quarterly basis and any resulting change in value will be properly treated as an adjustment to interest expense.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
        FINANCIAL STATEMENTS OF REGENT COMMUNICATIONS, INC. -- CONTINUED

5.  UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS ADJUSTMENTS


     The pro forma earnings per share calculation is based on the weighted-average number of shares of common stock of Regent outstanding as of March 31, 1998. The preferred shares to be issued in conjunction with the Merger and the Included Transactions have not been considered since their effect would be antidilutive. The preferred stock dividend used in computing loss applicable to common shares is based on the following Regent preferred shares being issued in conjunction with the Merger and the Included Transactions as of January 1, 1997: (i) 3,720,796 shares of Series C Preferred Stock and 20,000 shares of Series A Preferred Stock in conjunction with the Merger; and (ii) 780,000 shares each of Series B and D Preferred Stock, 200,000 shares of Series E Preferred Stock and 2,050,000 shares of Series F Preferred Stock in conjunction with the Included Transactions. Loss applicable to common shares has been adjusted to reflect the accretion of Series A, B, D and F Preferred Stock to their redemption value based on the earliest redemption date for each respective Series of Preferred Stock.

           (c)    EXHIBITS.

           The Exhibit Index following the signature page hereof constitutes a list of all Exhibits filed with or incorporated by reference in this Form 8-K/A.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               REGENT COMMUNICATIONS, INC.



Date:  September 3, 1998       By: /s/ TERRY S. JACOBS
                                   ------------------------------------
                                   Terry S. Jacobs, Chairman of the Board and
                                   Chief Executive Officer

                                  EXHIBIT INDEX

         The following exhibits are filed, or incorporated by reference where indicated, as part of this Current Report of Form 8-K:

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION

2(a)* Agreement of Merger among Faircom Inc., Regent Merger Corp., Regent Communications, Inc., Blue Chip Capital Fund II Limited Partnership and Miami Valley Venture Fund L.P. dated as of December 5, 1997, as amended (previously filed as Exhibit 2(a) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

                  The following exhibits to the foregoing Agreement of Merger are omitted as not material; the Company will furnish supplementally a copy of any omitted schedule to the Commission upon request:

                           Exhibit          Description
                           -------          -----------
                           1(j)             Faircom Licenses
                           1(k)             Faircom Senior Debt
                           1(x)             Form of Amended and Restated  Certificate  of  Incorporation  of Regent
                                            Communications, Inc.
                           1(bb)            Regent Licenses
                           1(ff)            Regent Subsidiaries
                           4(a)             Certificate of Incorporation of Subsidiary
                           4(b)             By-Laws of Subsidiary
                           10(a)            Form of Regent Option Agreement
                           12B              Rule 145 Letter
                           13(b)(3)         Form of Redemption and Warrant Agreement
                           21(a)            Capital Stock of Faircom Subsidiaries
                           21(b)            Faircom Options
                           21(f)            Faircom Affiliates
                           21(g)            Rights to Acquire Securities (Faircom)
                           21(i)            Title to Faircom Broadcast Assets
                           21(k-1)          Faircom Contracts
                           21(m-1)          Faircom Key Employees
                           21(m-2)          Faircom Accounts and Safe Deposit Boxes
                           21(o)            Faircom Related Transactions
                           21(p)            Faircom Taxes
                           21(q)            Faircom Employee Benefit Plans
                           21(r)            Faircom Compliance with Commission Regulations
                           21(s)            Faircom Tangible Personal Property
                           21(t)            Faircom Real Property
                           21(u)            Faircom Environmental

                           Exhibit          Description
                           -------          -----------
                           21(v)            Faircom Insurance
                           21(bb)           Faircom Litigation
                           21(ee)           Faircom Intellectual Property
                           21(hh)           Certain Changes (Faircom)
                           21(ii)           Faircom Personnel
                           21(kk)           Faircom Outstanding Debt
                           22(a)            Information Regarding Regent Subsidiaries
                           22(f)            Regent Affiliates
                           22(g)            Rights to Acquire Securities (Regent)
                           22(i)            Title to Regent Assets
                           22(k-1)          Regent Contracts
                           22(m-1)          Regent Key Employees
                           22(o)            Regent Related Transactions
                           22(p)            Regent Taxes
                           22(q)            Regent Employee Benefit Plans
                           22(r)            Regent Compliance with Commission Regulations
                           22(s)            Regent Tangible Personal Property
                           22(t)            Regent Real Property
                           22(u)            Regent Environmental
                           22(v)            Regent Insurance
                           22(bb)           Regent Litigation
                           22(dd)           Regent Required Consents
                           22(ee)           Regent Intellectual Property
                           22(hh)           Certain Changes (Regent)
                           22(ii)           Regent Personnel
                           22(kk)           Regent Outstanding Debt
                           22(ll)           Exceptions to Negative Covenants
                           27c)             Form of Opinion of Fulbright & Jaworski L.L.P.
                           28(b)            Form of Opinion of Strauss & Troy
                           34               Form of Employment Agreement

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION



2(b)* Agreement of Merger dated as of December 17, 1997 among Regent Communications, Inc., Regent Broadcasting of Victorville, Inc. and Topaz Broadcasting, Inc. (previously filed as Exhibit 2(b) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

                  The following schedules to the foregoing Agreement of Merger are omitted as not material; the Company will furnish supplementally a copy of any omitted schedule to the Commission upon request:

                           Schedule      Description

                           1(c)(ix)      Excluded Assets
                           1(f)          Attributes of Series E Preferred Stock
                           20(f)         Interests in Other Businesses
                           20(g)         Rights to Acquire Securities
                           20(j)         Financials
                           20(k-1)       Contracts
                           20(k-2)       Trade Agreements
                           20(m-1)       Employees with Annual Compensation over
                                         $20,000
                           20(m-2)       Topaz Bank Accounts
                           20(o)         Debts and Obligations to Stockholder
                           20(p)         Tax Exceptions
                           20(q)         Employee Benefit Plans and Other
                                         Arrangement
                           20(s)         Tangible Personal Property
                           20(t)         Environmental
                           20(u)         Insurance
                           20(v)         Compliance with Law
                           20(z)         Litigation
                           20(cc)        Intellectual Property
                           20(ff)        Employees
                           20(gg)        Debt of Topaz

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION


2(c)* Asset Purchase Agreement dated December 17, 1997 between Regent Broadcasting of Victorville, Inc. and Ruby Broadcasting, Inc. (previously filed as Exhibit 2(c) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

                  The following schedules to the foregoing Asset Purchase Agreement are omitted as not material; the Company will furnish supplementally a copy of any omitted schedule to the Commission upon request:

                           Schedule         Description

                           1.2.9            Miscellaneous Excluded Assets
                           7.4              FCC Licenses and Exceptions
                           7.7              Personal Property

                     Schedule     Description

                     7.8          Leases and Real Property Exceptions
                     7.9          Assumed Contracts
                     7.11         Environmental Matters
                     7.12         Intellectual Property
                     7.13         Financial Statements
                     7.14         Employees
                     7.15         Litigation
                     7.16         Compliance with Law
                     7.17         Employee Benefit Plans and Other Arrangements
                     7.19         Changes Not in the Ordinary Course
                     A            Deposit Escrow Agreement
                     B            Time Brokerage Agreement
                     C            Assignment and Assumption Agreement

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION

2(d)* Asset Purchase Agreement dated December 9, 1997 between Regent Broadcasting of Kingman, Inc. and Continental Radio Broadcasting, L.L.C. (previously filed as Exhibit 2(d) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

                  The following schedules and exhibits to the foregoing Asset Purchase Agreement are omitted as not material; the Company will furnish supplementally a copy of any omitted schedule to the Commission upon request:

                           Schedule         Description

                           1.2.9            Miscellaneous Excluded Assets
                           7.4              Stations Licenses, Etc.
                           7.7              Tangible Personal Property
                           7.8              Real Property
                           7.9 Contracts (including identification of Material Contracts)
                           7.11             Environmental Matters
                           7.12             Intellectual Property
                           7.13             Financial Statements
                           7.14             Personnel Information
                           7.15             Litigation
                           7.16             Compliance With Laws
                           7.17             Employee Benefit Plans

                           Exhibit    Description

                           A          Indemnification Escrow Agreement
                           B          Deposit Escrow Agreement
                           C          Agreement re Allocation of Purchase Price
                           D          Assignment and Assumption Agreement
                           E          Opinion of Seller's Corporate Counsel
                           F          Opinion of Seller's FCC Counsel
                           G          Opinion of Buyer's Counsel

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION


2(e)* Stock Purchase Agreement dated as of June 16, 1997 among Regent Communications, Inc. and the shareholders of The Park Lane Group, as amended (previously filed as Exhibit 2(e) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

                  The following exhibits to the foregoing Stock Purchase Agreement are omitted as not material; the Company will furnish supplementally a copy of any omitted schedule to the Commission upon request:

                           Exhibit    Description

                           A          Deposit Escrow Agreement
                           C          Opinion of Counsel for Sellers
                           D          Form of FCC Opinion
                           E          Opinion of Counsel for Buyer
                           F          Consulting and Non-Competition Agreement
                           G          Time Brokerage Agreement
                           H          Required Consents

2(f)* Agreement of Merger among Alta California Broadcasting, Inc., Regent Acquisition Corp. and Regent Communications, Inc. dated October 10, 1997 (previously filed as Exhibit 2(f) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

                  The following exhibits to the foregoing Agreement of Merger are omitted as not material; the Company will furnish supplementally a copy of any omitted schedule to the Commission upon request:

                           Exhibit    Description

                           1(c)(x)    Exceptions to Broadcast Assets
                           1(d)       Consolidated 1997 Budget Projections
                           1(k)       Licenses
                           20(f)      Affiliates of Alta
                           20(g)      Exceptions to Rights to Acquire Securities
                           20(i)      Exceptions to Title to Broadcast Assets
                           20(k-1)    List of Contracts Relative to the Stations
                           20(k-2)    List of Balances of Trade Accounts
                           20(k-3)    Percentages
                           20(m-1)    Employees exceeding $20,000
                           20(m-2)    Bank Accounts of Alta
                           20(o)      Related Transactions
                           20(p)      Taxes
                           20(q)      Employee Benefit Plans
                           20(x)      Compliance with FCC Regulations
                           20(s)      Personal Property
                           20(t)      Real Property
                           20(u)      Environmental Matters
                           20(v)      Insurance
                           20(bb)     Litigation
                           20(ee)     Intellectual Property
                           20(ii)     Personnel Information
                           20(jj)     Outstanding Debt
                           20(kk)     Certain Negative Covenants

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION


4(a)# Amended and Restated Certificate of Incorporation of Regent Communications, Inc.

4(b)*             Amended and Restated By-Laws of Regent Communications, Inc.
                  (previously filed as Exhibit 3(b) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

4(c)# Second Amended and Restated Stockholders' Agreement dated as of June 15, 1998 among Regent Communications, Inc., Terry S. Jacobs, William L. Stakelin, Waller-Sutton Media Partners, L.P., William H. Ingram, WGP Corporate Development Associates V, L.P., WGP Corporate Development Associates (Overseas) V, L.P., River Cities Capital Fund Limited Partnership, BMO Financial, Inc., General Electric Capital Corporation, Joel M. Fairman, Miami Valley Venture Fund II Limited Partnership, and Blue Chip Capital Fund II Limited Partnership (excluding exhibits not deemed material or filed separately in executed form).

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION



4(d)# Stock Purchase Agreement dated June 15, 1998 among Regent Communications, Inc., Waller-Sutton Media Partners, L.P., WPG Corporate Development Associates V, L.P., WPG Corporate Development Associates (Overseas) V, L.P., General Electric Capital Corporation, River Cites Capital Fund Limited Partnership and William H. Ingram (excluding exhibits not deemed material or filed separately in executed form).

4(e)# Registration Rights Agreement dated June 15, 1998 among Regent Communications, Inc., PNC Bank, N.A., Trustee, Waller-Sutton Media Partners, L.P., WPG Corporate Development Associates V, L.P., WPG Corporate Development Associates (Overseas) V, L.P., BMO Financial, Inc., General Electric Capital Corporation, River Cites Capital Fund Limited Partnership, Terry S. Jacobs, William L. Stakelin, William H. Ingram, Blue Chip Capital Fund II Limited Partnership, Miami Valley Venture Fund L.P. and Thomas Gammon (excluding exhibits not deemed material or filed separately in executed form).

4(f)# Warrant for the Purchase of 650,000 Shares of Common Stock issued by Regent Communications, Inc. to Waller-Sutton Media Partners, L.P. dated June 15, 1998 (See Note 1 below).

4(g)# Warrant for the Purchase of 50,000 Shares of Common Stock issued by Regent Communications, Inc. to General Electric Capital Corporation dated June 15, 1998.

4(h)# Agreement to Issue Warrant dated as of June 15, 1998 between Regent Communications, Inc. and General Electric Capital Corporation (excluding exhibits not deemed material or filed separately in executed form).

4(i)* Grant of Incentive Stock Option effective June 15, 1998 in favor of Terry S. Jacobs (previously filed as Exhibit 4(i) to the Registrant's Form 10-Q filed on August 19, 1998 and incorporated herein by this reference).

4(j)* Grant of Incentive Stock Option effective June 15, 1998 in favor of William S. Stakelin (previously filed as Exhibit 4(j) to the Registrant's Form 10-Q filed on August 19, 1998 and incorporated herein by this reference).

4(k)* Warrant for the Purchase of 80,000 Shares of Common Stock issued by Regent Communications, Inc. to River Cities
                  Capital Fund Limited Partnership dated June 15, 1998 (previously filed as Exhibit 4(k) to the Registrant's
                  Form 10-Q filed on August 19, 1998 and incorporated herein by this reference).

4(l)* Stock Purchase Agreement dated as of May 20, 1997 between Terry S. Jacobs and Regent Communications, Inc. (previously filed as Exhibit 4(b) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

4(m)* Stock Purchase Agreement dated as of May 20, 1997 between River Cities Capital Fund Limited Partnership and Regent Communications, Inc. (previously filed as Exhibit 4(c) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

4(n)* Stock Purchase Agreement dated as of November 26, 1997 and Terry S. Jacobs and Regent Communications, Inc. (previously filed as Exhibit 4(d) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

4(o)* Stock Purchase Agreement dated as of December 1, 1997 between William L. Stakelin and Regent Communications, Inc. (previously filed as Exhibit 4(e) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

4(p)* Stock Purchase Agreement dated as of December 8, 1997 between Regent Communications, Inc. and General Electric Capital Corporation (previously filed as Exhibit 4(f) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

4(q)* Stock Purchase Agreement dated as of December 8, 1997 between Regent Communications, Inc. and BMO Financial, Inc. (previously filed as Exhibit 4(g) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

 4(r)* Amended and Restated Redemption and Warrant Agreement dated as of March 31, 1998 among Regent Communications, Inc., Blue Chip Capital Fund II Limited Partnership,
                  Miami Valley Venture Fund L.P. and Faircom Inc. (previously filed as Exhibit 4(i) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

4(s)*             Credit Agreement dated as of November 14, 1997 among
                  Regent Communications, Inc., the lenders listed therein, as Lenders, General Electric Capital Corporation, as Documentation Agent and Bank of Montreal, Chicago Branch, as Agent (excluding exhibits not deemed material or filed separately in executed form) (previously filed as Exhibit 4(j) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

 4(t)* Revolving Note issued by Regent Communications, Inc. to Bank of Montreal, Chicago Branch dated November 14, 1997 in the principal amount of $20,000,000 (See Note 2 below) (previously filed as Exhibit 4(k) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

 4(u)* Agreement to Issue Warrant dated as of March 25, 1998 between Regent Communications, Inc. and River Cities Capital Fund Limited Partnership (previously filed as
                  Exhibit 4(l) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

 4(v)* Regent Communications, Inc. Faircom Conversion Stock Option Plan (previously filed as Exhibit 4(m) to the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998 and incorporated herein by this reference).

4(w) First Amendment to Credit Agreement dated as of February 16, 1998 among Regent Communications, Inc., the financial institutions listed therein, as lenders, General Electric Capital Corporation, as Documentation Agent, and Bank of Montreal, Chicago Branch as Agent.

4(x) Second Amendment and Limited Waiver to Credit Agreement dated as of June 10, 1998 among Regent Communications, Inc. the financial institutions listed therein, as lenders, General Electric Capital Corporation, as Documentation Agent, and Bank of Montreal, Chicago Branch as Agent.

20(a)# Form 10-K of Faircom Inc. for the year ended December 31, 1997, including all exhibits thereto, as filed with the Securities and Exchange Commission on March 30, 1998.

20(b)# Form 10-Q of Faircom Inc. for the quarter ended March 31, 1998, including all exhibits thereto, as filed with the Securities and Exchange Commission on May 14, 1998.

20(c)# Executive Employment Agreement dated June 15, 1998 between Regent Communications, Inc. and Joel M. Fairman (excluding exhibits not deemed material or filed separately in executed form).

20(d)# Consulting and Non-Competition Agreement between Regent Communications, Inc. and James H. Levy.

23(a)             Consent of PricewaterhouseCoopers LLP

23(b)             Consent of PricewaterhouseCoopers LLP

23(c)             Consent of PricewaterhouseCoopers LLP

23(d)             Consent of PricewaterhouseCoopers LLP

23(e)             Consent of Stockman Kast Ryan & Scruggs, P.C.

99(a) The following financial statements appearing on pages F-50 through and including F-102 and pages F-109 through and including F-130 of the Registrant's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998, have been incorporated by reference in this Form 8-K/A and copies of which are filed as this Exhibit 99(a):


                  REGENT COMMUNICATIONS, INC.

                    Report of Independent Accountants.
                    Consolidated Balance Sheets at December 31, 1997 and
                       1996.
                    Consolidated Statements of Operations for the year ended
                       December 31, 1997 and the period from November 5, 1996 (inception) through December 31, 1996
                    Consolidated Statements of Shareholders' Equity for the
                       year ended December 31, 1997 and the period from November 5, 1996 (inception) through December 31, 1996.
                    Consolidated Statements of Cash Flows for the year ended
                       December 31, 1997 and the period from November 5, 1996 (inception) through December 31, 1996
                    Notes to Consolidated Financial Statements

                  THE PARK LANE GROUP AND SUBSIDIARIES

                    Report of Independent Accountants.
                    Consolidated Balance Sheets at December 31, 1997 and
                       1996.
                    Consolidated Statements of Operations for the years ended
                       December 31, 1997, 1996 and 1995.
                    Consolidated Statements of Shareholders' Equity (Deficit)
                       for the years ended December 31, 1997, 1996 and 1995.
                    Consolidated Statements of Cash Flows for the years ended
                       December 31, 1997, 1996 and 1995.
                    Notes to Consolidated Financial Statements

                  ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY

                    Independent Auditors' Report
                    Consolidated Balance Sheet at March 31, 1997
                    Consolidated Statement of Operations for the year ended
                        March 31, 1997
                    Consolidated Statement of Stockholder's Equity
                        (Deficiency) for the year ended March 31, 1997
                    Consolidated Statement of Cash Flows for the year ended
                        March 31, 1997
                    Notes to Consolidated Financial Statements
                    Consolidated Balance Sheet at December 31, 1997. Consolidated Statements of Operations for the nine months ended December 31, 1996 and 1997.
                    Consolidated Statement of Stockholder's Equity
                       (Deficiency) for the nine months ended December 31, 1997.
                    Consolidated Statements of Cash Flows for the nine months
                       ended December 31, 1996 and 1997.
                    Notes to Consolidated Financial Statements


                  POWER SURGE, INC.

                    Independent Auditors' Report
                    Balance Sheet at December 31, 1997
                    Statement of Operations for the year ended December 31,
                       1997.
                    Statement of Stockholders' Equity for the year ended
                       December 31, 1997
                    Statement of Cash Flows for the year ended December 31,
                       1997.
                    Notes to Financial Statements.

                  CONTINENTAL RADIO BROADCASTING L.L.C.

                    Report of Independent Accountants.
                    Balance Sheet at December 31, 1997
                    Statement of Operations for the year ended December 31,
                       1997.
                    Statement of Changes in Partners' Deficit for the year
                       ended December 31, 1997
                    Statement of Cash Flows for the year ended December 31,
                       1997.
                    Notes to Financial Statements.

                  RADIO STATION KZXY(FM)

                    Report of Independent Accountants.
                    Statement of Revenues and Direct Expenses for the years
                       ended December 31, 1997 and 1996.
                    Notes to Statement of Revenues and Direct Expenses

99(b) The following financial statements appearing under Item 7A on pages 4 through and including 23 of the Form 8-K/A, Amendment No. 2 to Current Report dated June 30, 1997 (filing date September 12, 1997) of Faircom Inc. have been incorporated by reference in this Form 8-K/A and copies of which are filed as this Exhibit 99(b):


                  TREASURE RADIO ASSOCIATES LIMITED PARTNERSHIP (WYHT (FM) AND
                    WMAN (AM))

                    Report of Independent Accountants
                    Balance Sheets at November 30, 1996 and 1995
                    Statement of Partners' Deficit for the years ended
                       November 30, 1996 and 1995.
                    Statement of Income for the years ended November 30, 1996
                       and 1995.
                    Statement of Cash Flows for the years ended November 30,
                       1996 and 1995
                    Notes to Financial Statements.
                    Condensed Balance Sheets at May 31, 1997 and 1996. Condensed Statements of Operations for the six months ended
                       May 31, 1997 and 1996
                    Condensed Statements of Cash Flows for the six months ended
                       May 31, 1997 and 1996
                    Note to Interim Financial Statements

99(c) The following pro forma financial information, appearing under the heading "Unaudited Pro Forma Condensed Combined Financial Statements of Regent Communications, Inc." on pages 56 through and including 63 of the Company's Form S-4 Registration Statement No. 333-46435 effective May 7, 1998, has been incorporated by reference in this Form 8-K/A and copies of which are filed as this Exhibit 99(c):

                    Pro Forma Condensed Combined Financial Statements
                       Introduction
                    Pro Forma Condensed Combined Balance Sheet at December 31,
                       1997
                    Pro Forma Condensed Combined Statement of Operations for the
                       year ended December 31, 1997
                    Notes to Pro Forma Condensed Combined Financial Statements


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


*Incorporated by reference as indicated.
#Previously filed as an exhibit to the initial Form 8-K which this form
 8-K/A amends and incorporated herein by this reference.

Notes:

1. Six substantially identical Warrants for the purchase of shares of Registrant's common stock were issued as follows:

         Waller-Sutton Media Partners, L.P.                        650,000
         WPG Corporate Development Associates V, L.P.              112,580
         WPG Corporate Development Associates (Overseas) V, L.P.    17,420
         General Electric Capital Corporation                       50,000
         River Cites Capital Fund Limited Partnership               20,000
         William H. Ingram                                          10,000

2. Two substantially identical notes were issued to Bank of Montreal, Chicago Branch, in the principal amounts of $15,000,000 and $20,000,000.




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